Filed Pursuant to Rule 433(d)

Registration Nos. 333-134461

and 333-134461-01

NovaStar Home Equity Loan Asset-Backed Certificates,

Series 2006-5

$630,619,000 (Approximate)

NovaStar Mortgage Funding Corporation

Depositor

NovaStar Mortgage, Inc.

Sponsor and Servicer

Co-Lead Underwriters

Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Prue Larocca	(203) 622-3868	laroccp@gcm.com
Vinu Phillips	(203) 622-5626	philliv@gcm.com
Ara Balabanian	(203) 618-2435	ara.balabanian@gcm.com
Erin Maxwell	(203) 618-6112	erin.maxwell@gcm.com
Sean Curran	(203) 618-2426	sean.curran@gcm.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Peter McMullin	(203) 625-6160	peter.mcmullin@gcm.com
Bob Pucel	(203) 625-6160	pucelr@gcm.com

Structuring	Phone	E-mail Address
Rob Shugrue	(203) 622-5625	shugrur@gcm.com

Collateral Analytics	Phone	E-mail Address
Todd Marr	(203) 618-6337	marrt@gcm.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Becky Cao	(212) 438-2595	Becky_Cao@standardandpoors.com
Dan Larkin	(212) 438-3014	daniel_larkin@standardandpoors.com
Justin Hansen	(212) 438-7334	justin_hansen@standardandpoors.com

Moody’s Investors Service	Phone	E-mail Address
Rachel Peng	(212) 553-3831	Rachel.Peng@moodys.com

Fitch	Phone	E-mail Address
Michele Patterson	(212) 908-0779	michele.patterson@fitchratings.com
Jaka Ismail	(212) 908-0275	jaka.ismail@fitchratings.com

2

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters’ obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

3

Preliminary Term Sheet	Date Prepared: September 19, 2006

$630,619,000 (Approximate)

Publicly Offered

NovaStar Home Equity Loan Asset-Backed Certificates, Series 2006-5

Class(1,2,3)	Principal Balance ($)	WAL (Years) Call/Mat (4)	Payment Window (Mths) Call/Mat(4)	Expected Rating S&P/Moody’s	Assumed Final Distribution Date	Certificate Type
Class A-1A	$637,531,000	Not Marketed Hereby		AAA/Aaa	October 2036	Floating Rate Senior
Class A-2A	$168,800,000	1.00 / 1.00	1-20 / 1-20	AAA/Aaa	October 2036	Floating Rate Seq. Senior
Class A-2B	$120,500,000	2.00 / 2.00	20-28 /20-28	AAA/Aaa	October 2036	Floating Rate Seq. Senior
Class A-2C	$97,300,000	3.45 / 3.45	28-72 /28-72	AAA/Aaa	October 2036	Floating Rate Seq. Senior
Class A-2D	$30,169,000	6.07 / 8.36	72-73 /72-163	AAA/Aaa	October 2036	Floating Rate Seq. Senior
Class M-1	$63,050,000	3.64 / 3.64	40-47 / 40-47	AA+/Aa1	October 2036	Floating Rate Subordinate
Class M-2	$40,300,000	4.76 / 4.76	47-73 / 47-74	AA/Aa2	October 2036	Floating Rate Subordinate
Class M-3	$24,050,000	6.08 / 8.29	73-73 / 74-139	AA/Aa3	October 2036	Floating Rate Subordinate
Class M-4	$18,850,000	4.30 / 4.66	40-73 / 40-113	AA-/A1	October 2036	Floating Rate Subordinate
Class M-5	$18,850,000	4.27 / 4.59	39-73 / 39-108	A+/A2	October 2036	Floating Rate Subordinate
Class M-6	$14,950,000	4.26 / 4.54	38-73 / 38-101	A/A3	October 2036	Floating Rate Subordinate
Class M-7	$11,050,000	4.23 / 4.46	38-73 / 38-94	A-/Baa1	October 2036	Floating Rate Subordinate
Class M-8	$9,100,000	4.23 / 4.41	38-73 / 38-89	BBB+/Baa2	October 2036	Floating Rate Subordinate
Class M-9	$13,650,000	4.22 / 4.29	37-73 / 37-83	BBB/Baa3	October 2036	Floating Rate Subordinate
Class M-10	$11,700,000	Not Marketed Hereby		BBB-/NR	October 2036	Floating Rate Subordinate
Class M-11	$6,500,000			BB+/NR	October 2036	Floating Rate Subordinate
Class M-12	$6,500,000			BB/NR	October 2036	Floating Rate Subordinate

Total:	$1,292,850,000

(1)	The Class A-1A Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 , Class M-11 and Class M-12 Certificates are backed by the cash flows from the Group I Mortgage Loans and Group II Mortgage Loans. The principal balance of each Class of Certificates (as defined herein) is subject to a 10% variance.

(2)	The Class A-1A, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates are priced to call. The margins on the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 , Class M-11 and Class M-12 Certificates will increase to 1.5x after the clean-up call date.

(3)	See “Available Funds Cap Rate” herein.

(4)	See “Pricing Prepayment Speed” herein.

Depositor:	NovaStar Mortgage Funding Corporation.

Issuer:	NovaStar Mortgage Funding Trust, Series 2006-5.

Sponsor and Servicer:	NovaStar Mortgage, Inc. (“NovaStar”).

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and Wachovia Capital Markets, LLC (“Wachovia Securities”).

Trustee:	Deutsche Bank National Trust Company.

Custodian:	U.S. Bank, National Association.

Hedge Providers:	The Royal Bank of Scotland plc (“RBS”), Deutsche Bank AG (“Deutsche”), and Wachovia Bank, N.A. (“Wachovia”).

4

Certificates:	The Class A-1A Certificates (the “Group I Certificates”), the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Group II Certificates”, and together with the Group I Certificates, the “Class A Certificates” or “Senior Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates (collectively, the “Subordinate Certificates”). The Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are referred to herein as the “Offered Certificates.” The Class M-10, Class M-11 and Class M-12 Certificates will not be publicly offered. The Senior and Subordinate Certificates are referred to herein as the “Certificates.”

Federal Tax Status:	The Certificates will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:	The Class A-1A and the Offered Certificates (the “Underwritten Certificates”) will be available in book-entry form through DTC, and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan, generally the later of (i) the close of business on September 1, 2006, and (ii) the date of origination of such Mortgage Loan, or such other date as specified in the related subsequent transfer instrument.

Expected Pricing Date:	On or about September [22], 2006.

Expected Closing Date:	On or about September 28, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in October 2006.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:	The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	After the end of the Pre-funding Period, the Underwritten Certificates are expected to be ERISA eligible provided that certain conditions are satisfied (as described in the free writing prospectus).

SMMEA Eligibility:	The Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Denomination:	$25,000 minimum and multiples of $1,000 in excess thereafter.

Optional Termination:	The terms of the transaction allow for a clean-up call (the “Clean-up Call”) which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount on the Closing Date.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumptions: FRM Loans (100% PPC): 2% - 25% CPR over 10 months, 25% CPR thereafter ARM Loans (100% PPC): 2% - 30% CPR over 12 months, 30% CPR months 13-22, 60% CPR months 23-28, 35% CPR month 29 and thereafter.

5

Initial Mortgage Loans:	As of the Cut-off Date, the aggregate principal balance of the Initial Mortgage Loans was approximately $748,606,624, of which: (i) approximately $453,094,304 consisted of a pool of conforming balance fixed-rate and adjustable-rate, first-lien and second-lien, fully amortizing and balloon subprime mortgage loans (the “Group I Initial Mortgage Loans”), (ii) approximately $295,512,320 consisted of a pool of non-conforming balance fixed-rate and adjustable-rate, first-lien and second-lien, fully amortizing and balloon subprime mortgage loans (the “Group II Initial Mortgage Loans,” together with the Group I Initial Mortgage Loans, the “Initial Mortgage Loans”).

With respect to approximately 21.03% of the Initial Mortgage Loans, NovaStar or another originator, originated a second lien mortgage loan simultaneously to the time of origination of the related first lien Mortgage Loan.

On or prior to the Closing Date, certain of the Initial Mortgage Loans may be determined not to be eligible for inclusion in the final pool and certain other similar mortgage loans may be added to the trust.

Pre-funding Amount:	The Depositor will deposit up to approximately $551,393,376 (the “Pre-funding Amount”), which will consist of up to approximately $333,010,003 related to Group 1 and up to approximately $218,383,373 related to Group 2 into an account (the “Pre-funding Account”). Funds on deposit in the Pre-funding Account will be used from time to time to acquire “Subsequent Mortgage Loans” during the Pre-funding Period. It is expected that the composition and characteristics of the Subsequent Mortgage Loans will be similar to those of the Initial Mortgage Loans in all material respects.

The “Pre-funding Period” commences on the Closing Date and ends on the earlier of (i) the date on which the amount on deposit in the Pre-funding Account is less than $10,000 and (ii) October 31, 2006.

To the extent that the Issuer does not fully use amounts on deposit in the Pre-funding Account to purchase Subsequent Mortgage Loans by the end of the Pre-funding Period, the Issuer will apply the remaining amounts as a prepayment of principal to the related Notes on the Payment Date immediately following the end of the Pre-funding Period. Although no assurance is possible, it is not anticipated that a material amount of principal will be prepaid on the Notes from amounts in the Pre-funding Account.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Available Funds Cap Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates (other than the Class A-2A Certificates) will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) in the case of the Group I Certificates: 10.00%, in the case of the Class A-2B, Class A-2C, Class A-2D and Subordinate Certificates: 11.00%. The Formula Rate for the Class A-2A Certificates will be equal to One Month LIBOR plus the related margin for such Class.

6

Available Funds Cap Rate:	The “Available Funds Cap Rate” for the Certificates on any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (a) an amount equal to interest due on the Mortgage Loans, less the servicing fee, trustee fee, custodian fee, mortgage insurance fees allocable to the Mortgage Loans, the cap fixed rate payments owed to the Hedge Providers for such Distribution Date and any unpaid termination payment due to a Hedge Provider that is not due to an event of default or termination event with respect to which that Hedge Provider is the defaulting party or affected party, and the denominator of which is (b) the product of (i) the actual number of days in the related Interest Accrual Period divided by 360 and (ii) the aggregate principal balance of the Mortgage Loans and amounts on deposit in the Pre-funding Account, if any.

Available Funds Cap Shortfall:	On any Distribution Date, the “Available Funds Cap Shortfall” for each class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on a class of certificates based on the related Formula Rate over (b) the amount of interest accrued on such class based on the Available Funds Cap Rate and (ii) the unpaid portion of any Available Funds Cap Shortfall from the prior Distribution Date together with accrued interest on such unpaid portion at the Formula Rate. Any Available Funds Cap Shortfall will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Monthly Servicer Advances:	The Servicer is generally required to advance scheduled principal and interest (net of the servicing fee) for any delinquent mortgage loan, but is not required to make any advance that the Servicer deems to be non-recoverable.

Cap Agreements:	On the Closing Date, the Supplemental Interest Trust will enter into multiple “Cap Agreements” with an initial aggregate effective notional amount of $640,000,000. Under each Cap Agreement, the Supplemental Interest Trust shall make a payment to the related Hedge Provider equal to the product of (i) the fixed rate shown below, (ii) the related cap notional amount and (iii) 30/360 and the Supplemental Interest Trust will receive a payment from the related Hedge Provider, should One Month LIBOR exceed the related strike rate, equal to the product of (i) the excess of One Month LIBOR over the related strike rate, (ii) the related cap notional amount and (iii) the actual number of days in the related Interest Accrual Period divided by 360, on each Distribution Date, until the related cap is retired.

Hedge Provider	Notional Amount ($)	Fixed Rate	Strike Rate	Maturity Date
Wachovia	80,000,000	0.2230%	5.600%	July 2008
Wachovia	80,000,000	0.2225%	5.600%	July 2008
RBS	80,000,000	0.2310%	5.500%	August 2008
Wachovia	80,000,000	0.2450%	5.400%	August 2008
Wachovia	160,000,000	0.2080%	5.400%	August 2008
Deutsche Bank	20,000,000	0.3150%	5.400%	May 2009
Deutsche Bank	20,000,000	0.3120%	5.700%	July 2009
Wachovia	20,000,000	0.3050%	5.600%	July 2009
Wachovia	20,000,000	0.3140%	5.600%	July 2009
Wachovia	20,000,000	0.3120%	5.500%	August 2009
Wachovia	20,000,000	0.3310%	5.400%	August 2009
Wachovia	40,000,000	0.3060%	5.350%	August 2009

Although the notional amount of $640,000,000 is expected to be assigned to the trust by the end of the Pre-funding Period, the caps may not be assigned to the trust on the Closing Date.

7

Shown below is an aggregate effective cap notional amount schedule, a weighted average cap fixed rate schedule and weighted average strike rate schedule, calculated by aggregating all the individual caps described previously.

Distribution Date	Notional Amount ($)	W.A. Fixed Rate	W.A. Strike Rate
October 2006	640,000,000	0.24534%	5.48438%
November 2006	640,000,000	0.24534%	5.48438%
December 2006	640,000,000	0.24534%	5.48438%
January 2007	640,000,000	0.24534%	5.48438%
February 2007	640,000,000	0.24534%	5.48438%
March 2007	640,000,000	0.24534%	5.48438%
April 2007	640,000,000	0.24534%	5.48438%
May 2007	640,000,000	0.24534%	5.48438%
June 2007	640,000,000	0.24534%	5.48438%
July 2007	640,000,000	0.24534%	5.48438%
August 2007	640,000,000	0.24534%	5.48438%
September 2007	640,000,000	0.24534%	5.48438%
October 2007	640,000,000	0.24534%	5.48438%
November 2007	640,000,000	0.24534%	5.48438%
December 2007	640,000,000	0.24534%	5.48438%
January 2008	640,000,000	0.24534%	5.48438%
February 2008	640,000,000	0.24534%	5.48438%
March 2008	640,000,000	0.24534%	5.48438%
April 2008	640,000,000	0.24534%	5.48438%
May 2008	640,000,000	0.24534%	5.48438%
June 2008	640,000,000	0.24534%	5.48438%
July 2008	640,000,000	0.24534%	5.48438%
August 2008	480,000,000	0.25288%	5.44583%
September 2008	160,000,000	0.31263%	5.48750%
October 2008	160,000,000	0.31263%	5.48750%
November 2008	160,000,000	0.31263%	5.48750%
December 2008	160,000,000	0.31263%	5.48750%
January 2009	160,000,000	0.31263%	5.48750%
February 2009	160,000,000	0.31263%	5.48750%
March 2009	160,000,000	0.31263%	5.48750%
April 2009	160,000,000	0.31263%	5.48750%
May 2009	160,000,000	0.31263%	5.48750%
June 2009	140,000,000	0.31229%	5.50000%
July 2009	140,000,000	0.31229%	5.50000%
August 2009	80,000,000	0.31375%	5.40000%

Credit Enhancement:	Consists of the following: 1) Mortgage Insurance; 2) Excess Cashflow; 3) the Overcollateralization Amount; and 4) Subordination

The Issuing Entity will also have the benefit of any cap payments received from the Hedge Providers.

8

Mortgage Insurance Policies:	Approximately 55.56% of the Initial Mortgage Loans are covered by a mortgage insurance policy issued by Mortgage Guaranty Insurance Corp. (“MGIC”) or PMI Mortgage Insurance Co. (“PMI”) (such loans are the “Insured Mortgage Loans”). Approximately 39.68% of the Initial Mortgage Loans have an original loan-to-value ratio in excess of 60% and are not insured. Additionally, approximately 4.75% of the Initial Mortgage Loans have an original loan-to-value ratio less than or equal to 60% and are not insured.

The mortgage insurance policies insure a portion of the loss on the related mortgage loan to a level where the uninsured exposure of the mortgage loan is reduced to an amount equal to 55%, of the original loan-to-value ratio of such mortgage loan.

Claim payments, if any, under a mortgage insurance policy will be made to the Servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan.

Certain of the Subsequent Mortgage Loans may be insured by Radian Guaranty Inc.

Credit Enhancement Percentages:

Class	Ratings (S/M/F)	Initial Credit Enhancement On Closing Date	Expected Credit Enhancement On or After Crossover Date
Class A	AAA/Aaa	18.90%	37.80%
Class M-1	AA+/Aa1	14.05%	28.10%
Class M-2	AA/Aa2	10.95%	21.90%
Class M-3	AA/Aa3	9.10%	18.20%
Class M-4	AA-/A1	7.65%	15.30%
Class M-5	A+/A2	6.20%	12.40%
Class M-6	A/A3	5.05%	10.10%
Class M-7	A-/Baa1	4.20%	8.40%
Class M-8	BBB+/Baa2	3.50%	7.00%
Class M-9	BBB/Baa3	2.45%	4.90%
Class M-10	BBB-/NR	1.55%	3.10%
Class M-11	BB+/NR	1.05%	2.10%
Class M-12	BB/NR	0.55%	1.10%

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the sum of the funds remaining after priority 1) and 2) (excluding the Excess Cashflow component of 2)) under “Priority of Distributions.”

Overcollateralization Amount:	The “Overcollateralization Amount” is equal to the excess of (i) the aggregate principal balance of the Mortgage Loans and any outstanding Pre-funding Amount over (ii) the aggregate principal balance of the Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.55% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount on the Closing Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Amount is reached.

9

Required Overcollateralization Amount:	On any Distribution Date, the “Required Overcollateralization Amount” is equal to:

(i) prior to the Crossover Date, 0.55% of the sum of (a) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (b) the Prefunding Amount on the Closing Date;

(ii) on or after the Crossover Date, if no Trigger Event has occurred or is continuing, the greater of:

(a) 1.10% of the current principal balance of the Mortgage Loans;

(b) 0.50% of the sum of (a) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (b) the Prefunding Amount on the Closing Date (the “OC Floor”); and

(iii) during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Amount as of the previous Distribution Date.

Crossover Date:	The earlier to occur of:

(i) the Distribution Date after the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero, and

(ii) the later to occur of:

a. the Distribution Date occurring in October 2009; and

b.      the first Distribution Date on which the Senior Credit Enhancement Percentage (calculated for this purpose only, after taking into account distributions on the mortgage loans) is greater than or equal to 37.80%.

Senior Credit Enhancement Percentage:	The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and prior to taking into account distributions on the related certificates on such Distribution Date.

Limited Cross-collateralization:	Under certain circumstances, to the extent available, if funds from one Group are insufficient to make a required payment of interest or principal on the related class or classes of Class A Certificates, then any remaining funds from the other Group (after paying such amounts to the related class or classes of Class A Certificates) may be used to make such required payments of interest and principal.

10

Trigger Event:	A “Trigger Event” is in effect on any Distribution Date on or after the Crossover Date, if either (i) the three month average 60+ day delinquency percentage exceeds 44.97% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses for the related Distribution Date as a percentage of the sum of (a) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (b) the Pre-funding Amount as of the Closing Date are greater than:

Period	Losses	Period	Losses (%)	Period	Losses (%)	Period	Losses (%)
25	1.05%	38	2.41%	51	3.78%	64	4.79%
26	1.15%	39	2.52%	52	3.86%	65	4.83%
27	1.26%	40	2.63%	53	3.95%	66	4.88%
28	1.36%	41	2.73%	54	4.04%	67	4.93%
29	1.47%	42	2.84%	55	4.13%	68	4.97%
30	1.57%	43	2.95%	56	4.21%	69	5.02%
31	1.68%	44	3.06%	57	4.30%	70	5.06%
32	1.78%	45	3.17%	58	4.39%	71	5.11%
33	1.88%	46	3.28%	59	4.48%	72	5.15%
34	1.99%	47	3.38%	60	4.56%	73 and	5.20%
35	2.09%	48	3.49%	61	4.65%	thereafter
36	2.20%	49	3.60%	62	4.70%
37	2.30%	50	3.69%	63	4.74%

Realized Losses:	If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will be absorbed first, by the Excess Cashflow, and second, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-12 Certificates, then to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates, and lastly, to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Class A Certificates.

11

Priority of Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1)      Interest funds, as follows: first to pay servicing fees, trustee fees, custodian fee and mortgage insurance fees, second, to the Supplemental Interest Trust, cap fixed rate payments owed to the Hedge Providers and any unpaid termination payment not due to a Hedge Provider trigger event (as defined below), third, monthly interest plus any previously unpaid interest to the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (pro-rata among the classes in each group), generally from interest collected in the related loan group, fourth, monthly interest plus any previously unpaid interest to the Class M-1 Certificates, fifth, monthly interest plus any previously unpaid interest to the Class M-2 Certificates, sixth, monthly interest plus any previously unpaid interest to the Class M-3 Certificates, seventh, monthly interest plus any previously unpaid interest to the Class M-4 Certificates, eighth, monthly interest plus any previously unpaid interest to the Class M-5 Certificates, ninth, monthly interest plus any previously unpaid interest to the Class M-6 Certificates, tenth, monthly interest plus any previously unpaid interest to the Class M-7 Certificates, eleventh, monthly interest plus any previously unpaid interest to the Class M-8 Certificates, twelfth, monthly interest plus any previously unpaid interest to the Class M-9 Certificates, thirteenth, monthly interest plus any previously unpaid interest to the Class M-10 Certificates, fourteenth, monthly interest plus any previously unpaid interest to the Class M-11 Certificates, and fifteenth, monthly interest plus any previously unpaid interest to the Class M-12 Certificates.. Any remaining interest funds will be distributed as part of Excess Cashflow pursuant to 2) and 3) below.

2)      Principal funds (including any amounts required to be taken from Excess Cashflow to the extent necessary to increase the Overcollateralization Amount to the Required Overcollateralization Amount), as follows: monthly principal to the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, generally based on principal collected in the related loan group, as described under “Principal Paydown”, then monthly principal sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-4 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-5 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-6 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-7 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-8 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-9 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-10 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-11 Certificates as described under “Principal Paydown,” and then monthly principal to the Class M-12 Certificates as described under “Principal Paydown.”

3) Any remaining Excess Cashflow to be deposited in the Supplemental Interest Trust.

12

Principal Paydown:	The share of principal allocable to the Group II Certificates will be distributed sequentially: to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective certificate principal balances are reduced to zero. However, if all of the Subordinate Certificates are written down to zero, the share of the principal allocable to the Group II Certificates will be distributed pro rata, based on current certificate principal balance until their certificate principal balances are paid to zero.

Prior to the Crossover Date or if a Trigger Event is in effect, 100% of principal (including Excess Cashflow used to pay principal) will be paid to the Group I and Group II Certificates generally pro-rata, based on the principal collected in the related loan group, provided, however, that if the Group I and Group II Certificates have been retired, principal will be applied sequentially in the following order of priority: (1) Class M-1 Certificates, (2) Class M-2 Certificates, (3) Class M-3 Certificates, (4) Class M-4 Certificates, (5) Class M-5 Certificates, (6) Class M-6 Certificates, (7) Class M-7 Certificates, (8) Class M-8 Certificates, (9) Class M-9 Certificates , (10) Class M-10 Certificates, (11) Class M-11 Certificates and (12) Class M-12 Certificates.

On or after the Crossover Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal (including Excess Cashflow used to pay principal) in the following order of priority: first to the Group I and Group II Certificates, generally pro-rata based on the principal collected in the related loan group, such that the Class A Certificates will have at least 37.80% credit enhancement, second to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, such that the Class M-1, Class M-2 and Class M-3 Certificates together will have at least 18.20% credit enhancement, third to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 15.30% credit enhancement, fourth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 12.40% credit enhancement, fifth to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 10.10% credit enhancement, sixth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 8.40% credit enhancement, seventh to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 7.00% credit enhancement, eighth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 4.90% credit enhancement, ninth to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 3.10% credit enhancement, tenth to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 2.10% credit enhancement, and eleventh to the Class M-12 Certificates such that the Class M-12 Certificates will have at least 1.10% credit enhancement (subject, in each case, to any overcollateralization floors), in each case until the related certificate principal balance is reduced to zero.

13

Supplemental Interest Trust:	Funds deposited into the Supplemental Interest Trust on a Distribution Date will include:

(i) the cap fixed rate payments owed to the Hedge Providers for such Distribution Date,

(ii) any cap floating rate payments received from the Hedge Providers for such Distribution Date, and

(iii) Excess Cashflow deposited therein pursuant to 3) of “Priority of Distributions.”

Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

1)      To the Hedge Providers, any unpaid termination payment due to a Hedge Provider that is not due to an event of default or termination event with respect to which that Hedge Provider is the defaulting party or affected party (any such event a “Hedge Provider trigger event”).

2) To the Hedge Providers, cap fixed rate payments owed for such Distribution Date, if any.

3)      The amount necessary, if any, to increase the Overcollateralization Amount to the Required Overcollateralization Amount, after taking into account any Excess Cashflow previously applied to such purpose on such Distribution Date.

4) Any Available Funds Cap Shortfall, pro-rata to the Senior and Subordinate Certificates (excluding any such Certificates owned by NovaStar or an affiliate) based on certificate principal balance.

5) To the Hedge Providers, any unpaid termination payment due to any Hedge Provider as a result of a Hedge Provider trigger event.

6) To the holders of the non-offered residual certificates, any remaining amounts.

14

NovaStar Mortgage Loan Funding Trust, Series 2006-5

Aggregate Initial Mortgage Loans

		Minimum	Maximum
Scheduled Principal Balance	$748,606,624	$14,600	$1,500,000
Average Scheduled Principal Balance	$165,401
Number of Mortgage Loans	4,526
Weighted Average Gross Coupon	9.363%	5.990%	13.700%
Weighted Average FICO Score	616	421	816
Weighted Average Combined Original LTV	83.01%	10.53%	100.00%
Weighted Average Original Term	351 months	180 months	360 months
Weighted Average Stated Remaining Term	350 months	107 months	360 months
Weighted Average Seasoning	1 month	0 months	80 months
Weighted Average Gross Margin	5.811%	3.450%	8.000%
Weighted Average Minimum Interest Rate	9.300%	5.800%	13.700%
Weighted Average Maximum Interest Rate	16.300%	12.850%	20.700%
Weighted Average Initial Rate Cap	2.999%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.500%
Weighted Average Months to Roll	24 months	1 month	60 months
Maturity Date		Aug. 1, 2015	Sep. 1, 2036
Maximum Zip Code Concentration	0.39%	33411
ARM	81.02%
Fixed Rate Loan	18.98%
2/28 6 MO LIBOR IO	11.22%
2/28 6 Mo LIBOR ARM	50.52%
2/28 6 Month LIBOR ARM 40/30 Balloon	17.44%
3/27 6 MO LIBOR IO	0.34%
3/27 6 Mo LIBOR ARM	0.75%
3/27 6 Month LIBOR ARM 40/30 Balloon	0.22%
5/25 6 MO LIBOR	0.21%
5/25 6 MO LIBOR IO	0.16%
5/25 6 Month LIBOR ARM 40/30 Balloon	0.15%
Fixed Rate	12.49%
Fixed Rate Balloon 30/15	4.19%
Fixed Rate Balloon 40/30	1.92%
Fixed Rate IO	0.38%
Interest Only	12.11%
Not Interest Only	87.89%
Prepay Penalty: 0 months	37.57%
Prepay Penalty: 12 months	0.37%
Prepay Penalty: 24 months	31.52%
Prepay Penalty: 36 months	30.46%
Prepay Penalty: 60 months	0.09%
First Lien	95.32%
Second Lien	4.68%
Full Documentation	45.54%
Limited Documentation	0.58%
No Documentation	7.26%
Stated Income	46.62%
Cash Out Refinance	54.57%
Purchase	41.77%
Rate/Term Refinance	3.66%
Condo	6.48%
Manufactured Housing	0.02%
Multi-Unit	4.21%
PUD	15.99%
Single Family Residence	73.30%
Investment (Non-Owner Occupied)	4.30%
Primary	92.26%
Secondary Home	3.44%
Top 5 States:
Florida	23.35%
California	10.62%
Maryland	6.45%
New York	4.10%
Texas	3.87%
Top 5 Zips:
33411	0.39%
20744	0.37%
33186	0.35%
20735	0.34%
20874	0.32%
Top 5 Cities:
MIAMI	3.60%
ORLANDO	1.24%
LAS VEGAS	0.98%
LOS ANGELES	0.96%
TAMPA	0.73%

15

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 50,000.00	495	$16,383,710.77	2.19%	11.364%	192	97.33%	633
50,000.01 - 100,000.00	1,031	78,405,047.23	10.47	10.053	322	84.45	608
100,000.01 - 150,000.00	1,104	137,095,822.17	18.31	9.506	354	82.92	596
150,000.01 - 200,000.00	711	123,192,192.58	16.46	9.292	358	81.92	606
200,000.01 - 250,000.00	437	98,073,528.57	13.10	9.056	357	81.09	621
250,000.01 - 300,000.00	244	66,397,146.01	8.87	9.081	358	81.45	626
300,000.01 - 350,000.00	160	51,968,693.31	6.94	8.848	359	81.64	617
350,000.01 - 400,000.00	120	44,882,560.18	6.00	9.235	359	84.61	612
400,000.01 - 450,000.00	67	28,453,982.01	3.80	9.147	359	83.87	639
450,000.01 - 500,000.00	43	20,300,451.23	2.71	9.361	359	84.57	630
500,000.01 - 550,000.00	28	14,660,156.58	1.96	9.130	359	83.58	642
550,000.01 - 600,000.00	21	12,090,961.90	1.62	9.441	351	85.40	625
600,000.01 - 650,000.00	6	3,702,545.25	0.49	9.161	359	89.06	632
650,000.01 - 700,000.00	9	6,022,629.01	0.80	9.264	359	86.93	627
700,000.01 - 750,000.00	5	3,601,778.17	0.48	9.115	360	79.87	660
750,000.01 - 800,000.00	7	5,391,708.74	0.72	9.774	359	86.45	635
800,000.01 - 850,000.00	7	5,749,289.15	0.77	9.257	359	80.64	631
850,000.01 - 900,000.00	8	7,019,084.63	0.94	9.380	359	83.67	634
900,000.01 - 950,000.00	3	2,809,597.72	0.38	10.336	359	98.31	700
950,000.01 - 1,000,000.00	3	2,997,114.52	0.40	8.477	359	75.14	698
1,000,000.01+	17	19,408,624.28	2.59	9.007	360	79.44	657

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.500 - 5.999	1	$124,943.66	0.02%	5.990%	348	52.27%	491
6.000 - 6.499	5	1,020,487.98	0.14	6.308	357	70.54	603
6.500 - 6.999	28	5,973,858.84	0.80	6.846	359	73.59	620
7.000 - 7.499	64	15,560,327.99	2.08	7.289	359	75.55	643
7.500 - 7.999	378	77,735,596.34	10.38	7.814	358	75.59	639
8.000 - 8.499	466	95,356,331.99	12.74	8.273	359	77.91	636
8.500 - 8.999	752	151,590,017.16	20.25	8.764	358	80.79	629
9.000 - 9.499	439	74,940,043.57	10.01	9.259	358	82.48	606
9.500 - 9.999	736	126,440,082.90	16.89	9.760	354	84.94	601
10.000 -10.499	344	57,186,227.78	7.64	10.251	351	88.07	605
10.500 -10.999	465	66,072,575.23	8.83	10.728	347	88.68	594
11.000 -11.499	230	27,148,267.15	3.63	11.246	329	90.10	589
11.500 -11.999	313	29,271,594.68	3.91	11.738	302	92.71	595
12.000 -12.499	168	11,935,578.46	1.59	12.231	259	94.99	613
12.500 -12.999	127	7,316,990.56	0.98	12.697	249	94.73	618
13.000 -13.499	9	883,709.47	0.12	13.223	294	96.27	600
13.500 -13.999	1	49,990.25	0.01	13.700	359	94.34	531

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

16

FICO	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
400-499	84	$12,722,681.40	1.70%	9.584%	356	78.04%	488
500-524	281	43,524,913.73	5.81	9.948	355	77.50	515
525-549	519	79,745,757.36	10.65	9.846	356	79.17	537
550-574	574	87,341,436.53	11.67	9.588	353	80.91	563
575-599	652	100,379,957.31	13.41	9.527	352	82.46	587
600-624	586	101,935,842.31	13.62	9.195	353	83.29	613
625-649	589	99,166,445.66	13.25	9.163	349	85.33	637
650-674	441	81,511,636.01	10.89	9.129	344	84.83	661
675-699	309	50,518,888.38	6.75	8.909	344	85.42	686
700+	491	91,759,065.32	12.26	9.104	342	86.47	734

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

Original LTV (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	85	$12,270,682.35	1.64%	8.719%	353	42.45%	594
50.00- 54.99	50	8,211,087.59	1.10	8.447	357	52.66	579
55.00- 59.99	79	12,716,693.93	1.70	8.652	360	57.19	587
60.00- 64.99	118	22,457,700.36	3.00	8.604	358	62.54	585
65.00- 69.99	161	30,606,031.52	4.09	8.828	358	67.06	578
70.00- 74.99	208	39,953,181.61	5.34	8.933	355	71.93	585
75.00- 79.99	305	57,770,684.60	7.72	9.022	358	76.64	594
80.00	987	189,873,812.45	25.36	8.844	359	80.00	639
80.01- 84.99	113	22,969,466.76	3.07	8.860	357	83.27	612
85.00- 89.99	357	68,860,252.34	9.20	9.333	358	86.22	596
90.00- 94.99	739	129,733,500.89	17.33	9.696	358	90.24	604
95.00- 99.99	392	75,133,720.31	10.04	9.965	356	95.16	626
100.00	932	78,049,809.30	10.43	10.883	283	100.00	658

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
180	750	$38,129,394.78	5.09%	11.335%	179	97.39%	650
240	12	1,531,128.09	0.20	9.188	240	79.77	591
300	1	81,907.28	0.01	7.550	299	71.55	676
360	3,763	708,864,193.86	94.69	9.258	359	82.24	614

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

17

Stated Remaining Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
61-120	1	$91,579.67	0.01%	9.750%	107	85.04%	554
121-180	749	38,037,815.11	5.08	11.339	179	97.42	650
181-240	12	1,531,128.09	0.20	9.188	240	79.77	591
241-300	9	716,311.12	0.10	9.882	289	83.45	575
301-360	3,755	708,229,790.02	94.61	9.257	359	82.24	614

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

FRM/ARM	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	3,078	$606,491,334.08	81.02%	9.300%	359	82.82%	615
Fixed Rate Loan	1,448	142,115,289.93	18.98	9.634	310	83.82	622

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

Interest Only	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	310	$90,637,570.53	12.11%	8.583%	359	81.69%	657
Not Interest Only	4,216	657,969,053.48	87.89	9.471	349	83.19	610

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	1,697	$281,284,684.84	37.57%	9.536%	346	83.51%	624
12	11	2,732,593.05	0.37	9.249	352	78.00	597
24	1,422	235,953,145.59	31.52	9.401	352	82.58	612
36	1,390	227,998,465.40	30.46	9.116	353	82.89	610
60	6	637,735.13	0.09	8.510	276	82.57	593

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

Lien	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	3,797	$713,557,012.17	95.32%	9.258%	358	82.19%	614
Second Lien	729	35,049,611.84	4.68	11.504	181	99.66	655

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

18

Documentation Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	2,471	$340,911,989.15	45.54%	9.263%	351	83.22%	586
Limited Documentation	24	4,313,764.29	0.58	9.251	358	82.63	611
No Documentation	277	54,350,537.43	7.26	9.239	349	84.48	706
Stated Income	1,754	349,030,333.14	46.62	9.482	349	82.58	631

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

Loan Purpose	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	2,218	$408,515,209.71	54.57%	9.188%	356	79.57%	598
Purchase	2,129	312,717,075.46	41.77	9.599	342	87.53	640
Rate/Term Refinance	179	27,374,338.84	3.66	9.287	353	82.71	603

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

Property Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condo	297	$48,482,023.82	6.48%	9.355%	344	84.92%	640
Manufactured Housing	2	138,141.36	0.02	10.382	169	83.34	556
Multi-Unit	142	31,531,723.28	4.21	9.643	354	83.49	647
PUD	607	119,690,778.87	15.99	9.284	347	84.39	629
Single Family Residence	3,478	548,763,956.68	73.30	9.365	351	82.51	609

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

Occupancy Status	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	192	$32,227,356.82	4.30%	9.593%	355	80.66%	656
Primary	4,223	690,663,293.90	92.26	9.353	350	83.08	612
Secondary Home	111	25,715,973.29	3.44	9.361	352	84.10	672

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

19

State	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	84	$11,134,779.96	1.49%	10.535%	354	89.52%	591
Arizona	111	21,352,379.50	2.85	9.063	348	81.08	635
Arkansas	35	3,285,274.58	0.44	9.910	348	87.89	597
California	277	79,481,671.00	10.62	8.855	349	79.84	629
Colorado	41	6,339,965.58	0.85	9.605	346	86.03	604
Connecticut	76	13,834,948.56	1.85	9.426	351	83.03	622
Delaware	10	1,829,985.01	0.24	9.355	345	81.58	633
District of Columbia	16	4,682,974.81	0.63	9.592	352	78.48	656
Florida	958	174,830,445.36	23.35	9.175	350	81.92	622
Georgia	165	22,160,214.26	2.96	9.736	349	84.06	620
Idaho	21	2,907,856.60	0.39	8.655	353	84.17	627
Illinois	87	12,553,538.71	1.68	9.286	355	83.21	600
Indiana	52	5,549,437.75	0.74	9.960	351	88.87	586
Iowa	14	1,457,355.99	0.19	10.201	356	89.88	577
Kansas	26	2,928,469.21	0.39	9.908	350	89.10	598
Kentucky	42	4,280,806.21	0.57	9.527	350	85.07	586
Louisiana	91	11,184,444.02	1.49	9.437	354	84.37	607
Maine	24	2,807,711.50	0.38	9.257	347	76.35	608
Maryland	219	48,274,332.93	6.45	8.965	348	81.21	618
Massachusetts	62	13,145,234.35	1.76	9.552	355	80.35	594
Michigan	236	27,956,883.36	3.73	9.832	354	85.91	608
Minnesota	54	10,997,124.24	1.47	9.407	340	84.25	632
Mississippi	42	4,197,472.85	0.56	9.726	346	83.35	591
Missouri	96	11,593,923.76	1.55	9.857	354	83.00	602
Montana	5	1,503,145.11	0.20	9.135	359	92.83	631
Nebraska	13	985,830.63	0.13	10.215	340	87.60	566
Nevada	52	9,844,232.49	1.32	8.961	341	82.05	633
New Hampshire	26	5,038,996.58	0.67	9.476	352	83.85	597
New Jersey	126	28,342,497.72	3.79	9.377	355	82.59	606
New Mexico	9	1,179,690.08	0.16	9.939	359	82.64	567
New York	120	30,697,473.61	4.10	9.416	354	80.86	616
North Carolina	185	22,427,930.79	3.00	9.973	349	85.28	606
North Dakota	2	245,410.00	0.03	10.245	360	82.26	586
Ohio	150	16,043,291.79	2.14	9.688	352	87.22	607
Oklahoma	17	1,474,367.32	0.20	9.891	325	91.77	618
Oregon	13	2,261,459.95	0.30	9.385	351	82.04	587
Pennsylvania	156	18,776,541.25	2.51	9.786	358	86.79	604
Rhode Island	11	2,306,053.37	0.31	9.515	348	84.35	605
South Carolina	145	17,720,986.47	2.37	9.509	347	84.58	600
South Dakota	1	148,000.00	0.02	8.650	360	80.00	543
Tennessee	119	12,449,550.62	1.66	9.692	347	86.33	594
Texas	256	28,985,658.82	3.87	9.685	343	85.00	599
Utah	55	10,107,405.86	1.35	9.248	343	85.66	660
Vermont	4	606,900.92	0.08	9.402	359	85.11	593
Virginia	123	23,018,636.14	3.07	9.385	348	84.20	631
Washington	45	8,519,319.29	1.14	9.076	350	82.89	624
West Virginia	15	1,886,427.34	0.25	9.817	360	79.56	600
Wisconsin	30	3,950,289.68	0.53	10.027	356	87.68	600
Wyoming	9	1,319,298.08	0.18	9.744	351	80.42	578

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

20

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3.000 - 3.499	1	$120,000.00	0.02%	7.650%	360	79.47%	718
3.500 - 3.999	2	283,465.19	0.05	7.784	358	51.65	593
4.000 - 4.499	41	9,261,675.79	1.53	7.882	360	73.86	694
4.500 - 4.999	328	79,653,543.34	13.13	8.224	360	78.23	671
5.000 - 5.499	532	109,852,693.73	18.11	8.509	360	78.76	639
5.500 - 5.999	762	156,411,529.41	25.79	9.152	359	83.99	620
6.000 - 6.499	733	137,487,134.60	22.67	9.853	359	86.11	591
6.500 - 6.999	437	75,220,162.71	12.40	10.521	359	86.55	567
7.000 - 7.499	232	35,981,337.46	5.93	10.444	359	82.53	561
7.500 - 7.999	9	2,119,833.78	0.35	9.490	357	81.83	595
8.000 - 8.499	1	99,958.07	0.02	10.250	359	69.44	510

Total	3,078	$606,491,334.08	100.00%	9.300%	359	82.82%	615

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.500 - 5.999	1	$56,900.86	0.01%	6.000%	341	72.50%	673
6.000 - 6.499	3	876,800.00	0.14	6.358	360	69.48	613
6.500 - 6.999	27	5,856,957.92	0.97	6.845	359	73.52	621
7.000 - 7.499	55	13,806,989.05	2.28	7.286	359	75.45	640
7.500 - 7.999	272	58,775,770.22	9.69	7.816	359	76.85	640
8.000 - 8.499	349	76,965,897.92	12.69	8.274	360	78.49	638
8.500 - 8.999	582	128,191,976.93	21.14	8.765	359	80.89	632
9.000 - 9.499	357	64,453,120.14	10.63	9.260	359	82.91	607
9.500 - 9.999	544	106,624,601.78	17.58	9.757	360	85.42	601
10.000 -10.499	259	49,792,964.22	8.21	10.250	359	87.84	603
10.500 -10.999	320	54,101,218.89	8.92	10.721	359	88.16	590
11.000 -11.499	125	20,927,217.20	3.45	11.253	360	88.08	577
11.500 -11.999	128	18,225,081.25	3.01	11.705	359	89.76	567
12.000 -12.499	31	4,497,803.95	0.74	12.231	359	88.05	569
12.500 -12.999	22	2,723,794.03	0.45	12.612	360	86.31	561
13.000 -13.499	2	564,249.47	0.09	13.350	359	94.16	580
13.500 -13.999	1	49,990.25	0.01	13.700	359	94.34	531

Total	3,078	$606,491,334.08	100.00%	9.300%	359	82.82%	615

21

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
12.500 -12.999	1	$361,183.79	0.06%	6.850%	348	82.95%	448
13.000 -13.499	3	876,800.00	0.14	6.358	360	69.48	613
13.500 -13.999	26	5,495,774.13	0.91	6.845	359	72.90	632
14.000 -14.499	55	13,806,989.05	2.28	7.286	359	75.45	640
14.500 -14.999	272	58,775,770.22	9.69	7.816	359	76.85	640
15.000 -15.499	349	76,965,897.92	12.69	8.274	360	78.49	638
15.500 -15.999	582	128,173,690.67	21.13	8.764	359	80.88	632
16.000 -16.499	357	64,453,120.14	10.63	9.260	359	82.91	607
16.500 -16.999	544	106,624,601.78	17.58	9.757	360	85.42	601
17.000 -17.499	259	49,792,964.22	8.21	10.250	359	87.84	603
17.500 -17.999	320	54,101,218.89	8.92	10.721	359	88.16	590
18.000 -18.499	126	21,002,404.32	3.46	11.243	359	88.07	576
18.500 -18.999	128	18,225,081.25	3.01	11.705	359	89.76	567
19.000 -19.499	31	4,497,803.95	0.74	12.231	359	88.05	569
19.500 -19.999	22	2,723,794.03	0.45	12.612	360	86.31	561
20.000 -20.499	2	564,249.47	0.09	13.350	359	94.16	580
20.500 -20.999	1	49,990.25	0.01	13.700	359	94.34	531

Total	3,078	$606,491,334.08	100.00%	9.300%	359	82.82%	615

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.500	1	$391,083.26	0.06%	8.725%	356	80.00%	518
3.000	3,077	606,100,250.82	99.94	9.300	359	82.82	615

Total	3,078	$606,491,334.08	100.00%	9.300%	359	82.82%	615

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	3,077	$606,100,250.82	99.94%	9.300%	359	82.82%	615
1.500	1	391,083.26	0.06	8.725	356	80.00	518

Total	3,078	$606,491,334.08	100.00%	9.300%	359	82.82%	615

22

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/01/06	1	$64,166.49	0.01%	11.000%	289	87.89%	651
11/01/06	2	219,420.99	0.04	11.067	290	85.45	565
12/01/06	3	189,416.58	0.03	10.051	311	87.18	530
01/01/07	2	121,748.81	0.02	9.695	288	83.09	516
02/01/07	1	56,900.86	0.01	6.000	341	72.50	673
08/01/07	4	783,207.89	0.13	7.477	347	88.47	536
09/01/07	4	645,720.90	0.11	7.815	348	83.13	496
12/01/07	3	298,372.02	0.05	8.710	351	83.80	493
01/01/08	2	303,362.09	0.05	7.996	352	80.00	607
02/01/08	6	1,410,938.95	0.23	8.478	353	83.93	626
03/01/08	9	1,832,468.16	0.30	8.927	354	85.53	635
04/01/08	27	4,139,812.54	0.68	9.601	355	83.68	573
05/01/08	41	6,296,898.01	1.04	9.427	356	86.82	579
06/01/08	108	18,097,587.92	2.98	9.658	357	86.42	590
07/01/08	75	14,855,499.54	2.45	9.363	358	83.06	603
08/01/08	632	133,133,727.89	21.95	9.278	359	82.29	612
09/01/08	2,094	409,401,769.05	67.50	9.310	360	82.88	618
09/02/08	1	562,500.00	0.09	9.950	360	90.00	578
09/10/08	1	450,000.00	0.07	11.990	360	75.00	540
07/01/09	2	466,554.32	0.08	9.663	358	58.31	560
08/01/09	15	3,317,366.24	0.55	8.399	359	79.53	617
09/01/09	29	5,905,156.00	0.97	8.762	360	80.78	621
08/01/11	3	479,578.83	0.08	7.792	359	68.82	616
09/01/11	13	3,459,160.00	0.57	8.924	360	75.93	625

Total	3,078	$606,491,334.08	100.00%	9.300%	359	82.82%	615

Grade	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
M1	2,619	$406,980,803.72	54.37%	9.285%	349	84.15%	613
M2	816	149,285,061.03	19.94	9.751	358	81.81	577
M3	150	25,216,043.59	3.37	9.847	357	73.30	543
M4	118	20,593,560.72	2.75	9.873	359	67.62	557
Alt-A	810	145,192,224.40	19.39	9.024	341	84.86	685
AA	4	313,173.76	0.04	9.888	236	82.67	563
A+	1	207,828.97	0.03	7.900	316	80.00	676
A	2	253,461.08	0.03	9.769	285	87.36	534
A -	2	158,844.93	0.02	11.209	303	89.15	619
B	2	281,066.62	0.04	10.012	303	88.10	607
FICO Enhanced	1	41,694.67	0.01	11.500	285	90.00	545
N.S. FICO	1	82,860.52	0.01	9.700	324	90.00	636

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

IO Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	4,216	$657,969,053.48	87.89%	9.471%	349	83.19%	610
60	288	86,564,255.58	11.56	8.573	359	81.96	656
120	22	4,073,314.95	0.54	8.778	360	75.92	671

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

23

MI Company	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
MGIC	2,197	$415,231,401.61	55.47%	9.241%	358	84.93%	620
NO MI	2,320	332,649,238.89	44.44	9.514	340	80.61	611
PMI	9	725,983.51	0.10	10.129	264	84.99	561

Total	4,526	$748,606,624.01	100.00%	9.363%	350	83.01%	616

24

NovaStar Mortgage Loan Funding Trust, Series 2006-5

Group 1 Initial Mortgage Loans

		Minimum	Maximum
Scheduled Principal Balance	$453,094,304	$14,980	$519,701
Average Scheduled Principal Balance	$147,780
Number of Mortgage Loans	3,066
Weighted Average Gross Coupon	9.328%	6.300%	13.100%
Weighted Average FICO Score	600	443	816
Weighted Average Combined Original LTV	81.24%	10.53%	100.00%
Weighted Average Original Term	355 months	180 months	360 months
Weighted Average Stated Remaining Term	355 months	169 months	360 months
Weighted Average Seasoning	0 months	0 months	11 months
Weighted Average Gross Margin	5.927%	3.450%	8.000%
Weighted Average Minimum Interest Rate	9.367%	6.300%	13.100%
Weighted Average Maximum Interest Rate	16.367%	13.300%	20.100%
Weighted Average Initial Rate Cap	2.998%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	1.500%
Weighted Average Months to Roll	24 months	15 months	60 months
Maturity Date		Oct. 1, 2020	Sep. 1, 2036
Maximum Zip Code Concentration	0.37%	33411
ARM	77.73%
Fixed Rate Loan	22.27%
2/28 6 MO LIBOR IO	7.43%
2/28 6 Mo LIBOR ARM	52.42%
2/28 6 Month LIBOR ARM 40/30 Balloon	15.66%
3/27 6 MO LIBOR IO	0.51%
3/27 6 Mo LIBOR ARM	0.90%
3/27 6 Month LIBOR ARM 40/30 Balloon	0.25%
5/25 6 MO LIBOR	0.32%
5/25 6 MO LIBOR IO	0.25%
Fixed Rate	17.38%
Fixed Rate Balloon 30/15	1.71%
Fixed Rate Balloon 40/30	2.74%
Fixed Rate IO	0.44%
Interest Only	8.63%
Not Interest Only	91.37%
Prepay Penalty: 0 months	35.67%
Prepay Penalty: 12 months	0.46%
Prepay Penalty: 24 months	28.41%
Prepay Penalty: 36 months	35.45%
First Lien	98.12%
Second Lien	1.88%
Full Documentation	53.50%
Limited Documentation	0.85%
No Documentation	5.05%
Stated Income	40.61%
Cash Out Refinance	75.26%
Purchase	19.20%
Rate/Term Refinance	5.54%
Condo	4.81%
Multi-Unit	4.34%
PUD	12.26%
Single Family Residence	78.60%
Investment (Non-Owner Occupied)	6.50%
Primary	89.46%
Secondary Home	4.03%
Top 5 States:
Florida	21.93%
California	7.11%
Maryland	6.14%
New Jersey	4.63%
Michigan	4.56%
Top 5 Zips:
33411	0.37%
20735	0.35%
92553	0.32%
20743	0.32%
20748	0.31%
Top 5 Cities:
MIAMI	2.83%
ORLANDO	0.96%
KISSIMMEE	0.93%
JACKSONVILLE	0.91%
CHICAGO	0.91%

25

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 50,000.00	240	$7,400,163.04	1.63%	11.185%	199	94.83%	625
50,000.01 - 100,000.00	755	58,764,640.61	12.97	9.789	348	81.29	597
100,000.01 - 150,000.00	854	105,825,171.15	23.36	9.419	358	81.57	591
150,000.01 - 200,000.00	534	92,159,625.20	20.34	9.277	359	80.53	596
200,000.01 - 250,000.00	289	64,718,298.89	14.28	9.082	359	79.82	609
250,000.01 - 300,000.00	182	49,361,535.85	10.89	9.110	357	80.48	612
300,000.01 - 350,000.00	113	36,618,950.27	8.08	8.841	360	80.52	604
350,000.01 - 400,000.00	80	30,013,485.47	6.62	9.341	360	84.44	603
400,000.01 - 450,000.00	14	5,785,583.87	1.28	9.106	359	80.85	606
450,000.01 - 500,000.00	3	1,414,748.85	0.31	9.552	359	83.33	641
500,000.01 - 550,000.00	2	1,032,100.83	0.23	8.899	359	68.76	632

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
6.000 - 6.499	3	$876,800.00	0.19%	6.358%	360	69.48%	613
6.500 - 6.999	21	4,017,491.50	0.89	6.848	359	70.21	612
7.000 - 7.499	47	10,298,337.46	2.27	7.284	359	72.28	630
7.500 - 7.999	279	50,072,832.54	11.05	7.797	358	73.30	629
8.000 - 8.499	318	54,913,481.41	12.12	8.277	359	76.69	618
8.500 - 8.999	513	83,334,461.46	18.39	8.766	357	80.14	611
9.000 - 9.499	345	53,603,221.32	11.83	9.266	359	81.73	596
9.500 - 9.999	540	79,758,729.58	17.60	9.766	356	83.23	588
10.000 -10.499	246	33,786,118.90	7.46	10.255	354	86.22	592
10.500 -10.999	331	42,962,409.37	9.48	10.730	351	86.41	576
11.000 -11.499	141	16,196,493.72	3.57	11.248	344	87.82	571
11.500 -11.999	154	15,531,966.54	3.43	11.716	340	89.67	568
12.000 -12.499	77	4,947,135.88	1.09	12.232	306	90.89	580
12.500 -12.999	49	2,678,524.35	0.59	12.616	296	90.47	580
13.000 -13.499	2	116,300.00	0.03	13.081	326	91.87	567

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

FICO	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
400-499	62	$8,882,772.62	1.96%	9.754%	358	77.21%	490
500-524	230	34,723,930.41	7.66	9.938	357	76.37	515
525-549	435	64,296,262.33	14.19	9.844	357	78.86	537
550-574	434	62,642,613.46	13.83	9.469	356	79.48	562
575-599	494	69,600,221.62	15.36	9.408	356	81.25	587
600-624	431	67,260,927.83	14.84	9.038	355	81.99	613
625-649	350	51,566,112.64	11.38	8.997	354	83.62	637
650-674	244	33,817,672.14	7.46	9.133	349	83.90	661
675-699	177	27,085,329.27	5.98	8.818	351	84.34	686
700+	209	33,218,461.71	7.33	8.865	353	84.89	728

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

26

Original LTV (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	80	$10,337,246.88	2.28%	8.603%	352	41.59%	592
50.00- 54.99	47	6,798,372.49	1.50	8.488	357	52.54	591
55.00- 59.99	75	11,744,593.93	2.59	8.644	360	57.23	583
60.00- 64.99	113	18,552,652.71	4.09	8.592	357	62.30	583
65.00- 69.99	150	25,545,261.62	5.64	8.746	358	67.11	576
70.00- 74.99	187	30,526,397.77	6.74	8.962	357	71.71	580
75.00- 79.99	279	44,937,845.56	9.92	9.104	358	76.46	581
80.00	494	75,904,528.55	16.75	9.067	358	80.00	617
80.01- 84.99	103	17,660,005.53	3.90	8.917	357	83.21	608
85.00- 89.99	310	51,926,494.47	11.46	9.412	359	86.17	592
90.00- 94.99	579	89,867,607.96	19.83	9.670	358	90.25	601
95.00- 99.99	266	41,555,312.37	9.17	9.953	357	95.19	616
100.00	383	27,737,984.19	6.12	10.668	307	100.00	642

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
180	279	$11,069,459.70	2.44%	10.893%	179	93.51%	628
240	12	1,531,128.09	0.34	9.188	240	79.77	591
300	1	81,907.28	0.02	7.550	299	71.55	676
360	2,774	440,411,808.96	97.20	9.290	360	80.94	600

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

Stated Remaining Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
121-180	279	$11,069,459.70	2.44%	10.893%	179	93.51%	628
181-240	12	1,531,128.09	0.34	9.188	240	79.77	591
241-300	1	81,907.28	0.02	7.550	299	71.55	676
301-360	2,774	440,411,808.96	97.20	9.290	360	80.94	600

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

FRM/ARM	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	2,146	$352,206,598.01	77.73%	9.367%	359	81.58%	597
Fixed Rate Loan	920	100,887,706.02	22.27	9.195	338	80.07	611

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

Interest Only	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	173	$39,093,289.05	8.63%	8.561%	360	82.26%	652
Not Interest Only	2,893	414,001,014.98	91.37	9.401	354	81.15	596

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

27

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	1,100	$161,630,952.81	35.67%	9.481%	352	81.11%	602
12	9	2,096,283.87	0.46	9.485	355	80.86	613
24	862	128,723,713.09	28.41	9.438	356	80.62	597
36	1,095	160,643,354.26	35.45	9.085	356	81.88	601

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

Lien	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	2,812	$444,579,157.93	98.12%	9.291%	358	80.90%	600
Second Lien	254	8,515,146.10	1.88	11.300	182	99.38	638

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

Documentation Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	1,842	$242,413,832.57	53.50%	9.193%	354	81.85%	581
Limited Documentation	23	3,835,964.29	0.85	9.076	358	81.09	611
No Documentation	134	22,861,818.01	5.05	8.945	357	79.33	682
Stated Income	1,067	183,982,689.16	40.61	9.560	355	80.69	615

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

Loan Purpose	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	2,087	$341,003,390.06	75.26%	9.200%	356	79.36%	594
Purchase	806	86,992,263.84	19.20	9.816	349	88.11	627
Rate/Term Refinance	173	25,098,650.13	5.54	9.389	354	82.99	597

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

Property Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condo	158	$21,772,687.92	4.81%	9.275%	353	81.88%	621
Multi-Unit	102	19,671,307.51	4.34	9.590	356	78.42	625
PUD	292	55,535,366.88	12.26	9.136	355	82.43	613
Single Family Residence	2,514	356,114,941.72	78.60	9.347	355	81.17	596

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

Occupancy Status	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	185	$29,460,066.89	6.50%	9.600%	358	80.27%	656
Primary	2,793	405,353,810.70	89.46	9.314	354	81.23	594
Secondary Home	88	18,280,426.44	4.03	9.202	359	83.17	664

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

28

State	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	67	$7,240,833.79	1.60%	10.352%	354	87.92%	579
Arizona	69	12,175,237.62	2.69	8.957	355	79.72	613
Arkansas	21	1,941,297.82	0.43	9.996	357	87.45	604
California	127	32,205,484.30	7.11	8.611	358	73.16	606
Colorado	31	4,334,610.74	0.96	9.754	346	85.76	602
Connecticut	63	11,119,670.34	2.45	9.284	354	81.34	618
Delaware	7	1,044,120.85	0.23	9.237	360	77.49	577
District of Columbia	10	2,425,974.81	0.54	9.252	360	66.67	588
Florida	575	99,352,685.94	21.93	9.016	356	79.19	606
Georgia	122	15,001,814.11	3.31	9.804	355	84.04	594
Idaho	16	2,425,556.60	0.54	8.489	356	83.88	636
Illinois	77	10,917,516.28	2.41	9.230	356	82.07	596
Indiana	35	3,732,364.93	0.82	10.066	357	89.72	582
Iowa	12	1,244,855.99	0.27	10.208	355	88.15	584
Kansas	17	1,722,556.37	0.38	9.752	352	85.61	572
Kentucky	38	3,850,506.21	0.85	9.542	350	84.27	582
Louisiana	71	8,902,945.57	1.96	9.339	357	83.58	609
Maine	22	2,707,365.68	0.60	9.185	353	75.47	605
Maryland	136	27,840,700.68	6.14	9.003	354	79.74	596
Massachusetts	53	10,983,223.01	2.42	9.373	356	79.81	590
Michigan	197	20,650,769.56	4.56	9.801	354	84.90	598
Minnesota	36	5,851,315.03	1.29	9.604	356	84.37	605
Mississippi	35	3,493,951.11	0.77	9.803	347	82.81	581
Missouri	76	7,693,615.62	1.70	10.163	354	84.71	581
Montana	3	432,244.27	0.10	8.526	359	87.46	614
Nebraska	13	985,830.63	0.22	10.215	340	87.60	566
Nevada	27	4,568,579.16	1.01	8.855	352	80.36	618
New Hampshire	22	3,870,662.75	0.85	9.565	352	81.50	579
New Jersey	98	20,973,701.14	4.63	9.277	358	80.13	595
New Mexico	9	1,179,690.08	0.26	9.939	359	82.64	567
New York	79	15,821,597.46	3.49	9.369	355	77.05	593
North Carolina	126	14,346,278.49	3.17	9.994	352	84.80	601
North Dakota	1	115,000.00	0.03	9.900	360	73.48	636
Ohio	115	11,586,054.40	2.56	9.661	356	88.50	609
Oklahoma	15	1,260,367.32	0.28	9.617	319	90.79	621
Oregon	12	1,816,260.65	0.40	9.516	350	80.09	591
Pennsylvania	117	13,975,825.40	3.08	9.723	358	85.75	598
Rhode Island	7	1,625,053.37	0.36	9.067	359	80.67	559
South Carolina	95	10,089,790.03	2.23	9.593	347	84.44	595
Tennessee	81	8,521,412.72	1.88	9.637	354	85.96	590
Texas	147	14,170,698.82	3.13	9.643	343	83.62	593
Utah	30	4,554,093.13	1.01	9.002	351	82.98	627
Vermont	3	424,900.92	0.09	8.975	358	78.73	597
Virginia	76	12,213,626.39	2.70	9.349	354	82.73	611
Washington	31	5,679,429.29	1.25	9.013	355	79.31	614
West Virginia	13	1,757,446.89	0.39	9.664	360	78.06	599
Wisconsin	26	3,122,489.68	0.69	10.038	357	85.59	597
Wyoming	7	1,144,298.08	0.25	9.913	355	79.87	581

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

29

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3.000 - 3.499	1	$120,000.00	0.03%	7.650%	360	79.47%	718
3.500 - 3.999	2	283,465.19	0.08	7.784	358	51.65	593
4.000 - 4.499	22	3,924,085.89	1.11	7.876	360	70.01	650
4.500 - 4.999	168	31,640,474.98	8.98	8.131	360	77.01	657
5.000 - 5.499	352	61,250,491.24	17.39	8.460	360	77.40	623
5.500 - 5.999	506	86,170,724.13	24.47	9.162	360	82.48	610
6.000 - 6.499	531	84,601,930.65	24.02	9.745	359	83.89	580
6.500 - 6.999	362	54,308,040.07	15.42	10.473	359	85.11	559
7.000 - 7.499	197	29,281,248.64	8.31	10.258	359	81.31	559
7.500 - 7.999	4	526,179.15	0.15	10.365	359	78.47	575
8.000 - 8.499	1	99,958.07	0.03	10.250	359	69.44	510

Total	2,146	$352,206,598.01	100.00%	9.367%	359	81.58%	597

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
6.000 - 6.499	3	$876,800.00	0.25%	6.358%	360	69.48%	613
6.500 - 6.999	20	3,900,590.58	1.11	6.847	359	69.99	612
7.000 - 7.499	38	8,544,998.52	2.43	7.279	360	71.45	623
7.500 - 7.999	179	33,743,313.92	9.58	7.793	360	74.67	628
8.000 - 8.499	211	38,608,398.90	10.96	8.279	360	77.47	617
8.500 - 8.999	356	62,280,654.14	17.68	8.766	359	80.18	611
9.000 - 9.499	273	44,718,113.26	12.70	9.266	360	82.15	593
9.500 - 9.999	402	65,481,632.45	18.59	9.766	359	83.58	588
10.000 -10.499	188	27,896,067.56	7.92	10.250	359	86.07	588
10.500 -10.999	247	35,979,457.07	10.22	10.727	359	86.28	574
11.000 -11.499	94	13,385,486.60	3.80	11.251	360	86.39	566
11.500 -11.999	92	12,270,411.07	3.48	11.711	360	88.74	561
12.000 -12.499	26	2,705,724.95	0.77	12.238	360	85.48	550
12.500 -12.999	16	1,720,448.99	0.49	12.559	360	85.23	562
13.000 -13.499	1	94,500.00	0.03	13.100	360	90.00	547

Total	2,146	$352,206,598.01	100.00%	9.367%	359	81.58%	597

30

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
13.000 -13.499	3	$876,800.00	0.25%	6.358%	360	69.48%	613
13.500 -13.999	20	3,900,590.58	1.11	6.847	359	69.99	612
14.000 -14.499	38	8,544,998.52	2.43	7.279	360	71.45	623
14.500 -14.999	179	33,743,313.92	9.58	7.793	360	74.67	628
15.000 -15.499	211	38,608,398.90	10.96	8.279	360	77.47	617
15.500 -15.999	356	62,280,654.14	17.68	8.766	359	80.18	611
16.000 -16.499	273	44,718,113.26	12.70	9.266	360	82.15	593
16.500 -16.999	402	65,481,632.45	18.59	9.766	359	83.58	588
17.000 -17.499	188	27,896,067.56	7.92	10.250	359	86.07	588
17.500 -17.999	247	35,979,457.07	10.22	10.727	359	86.28	574
18.000 -18.499	94	13,385,486.60	3.80	11.251	360	86.39	566
18.500 -18.999	92	12,270,411.07	3.48	11.711	360	88.74	561
19.000 -19.499	26	2,705,724.95	0.77	12.238	360	85.48	550
19.500 -19.999	16	1,720,448.99	0.49	12.559	360	85.23	562
20.000 -20.499	1	94,500.00	0.03	13.100	360	90.00	547

Total	2,146	$352,206,598.01	100.00%	9.367%	359	81.58%	597

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.500	1	$391,083.26	0.11%	8.725%	356	80.00%	518
3.000	2,145	351,815,514.75	99.89	9.367	359	81.58	597

Total	2,146	$352,206,598.01	100.00%	9.367%	359	81.58%	597

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	2,145	$351,815,514.75	99.89%	9.367%	359	81.58%	597
1.500	1	391,083.26	0.11	8.725	356	80.00	518

Total	2,146	$352,206,598.01	100.00%	9.367%	359	81.58%	597

31

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
12/01/07	2	$127,366.86	0.04%	9.126%	351	88.90%	451
02/01/08	5	931,238.95	0.26	8.750	353	77.74	614
03/01/08	7	1,214,799.13	0.34	9.101	354	88.35	599
04/01/08	20	2,544,090.50	0.72	9.944	355	84.54	546
05/01/08	38	5,232,609.02	1.49	9.490	356	86.13	560
06/01/08	89	10,823,635.70	3.07	9.848	357	85.99	571
07/01/08	55	7,753,680.75	2.20	9.574	358	82.78	573
08/01/08	464	78,520,247.04	22.29	9.289	359	81.15	598
09/01/08	1,414	234,513,617.25	66.58	9.376	360	81.43	600
09/10/08	1	450,000.00	0.13	11.990	360	75.00	540
07/01/09	2	466,554.32	0.13	9.663	358	58.31	560
08/01/09	14	2,993,537.66	0.85	8.464	359	79.48	611
09/01/09	22	4,073,592.00	1.16	8.960	360	83.34	616
08/01/11	3	479,578.83	0.14	7.792	359	68.82	616
09/01/11	10	2,082,050.00	0.59	9.172	360	78.95	634

Total	2,146	$352,206,598.01	100.00%	9.367%	359	81.58%	597

Grade	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
M1	1,764	$248,173,648.36	54.77%	9.187%	354	83.10%	607
M2	696	108,151,510.35	23.87	9.704	358	80.56	570
M3	142	23,864,616.42	5.27	9.850	358	73.30	542
M4	115	19,188,222.02	4.23	9.856	359	67.85	557
Alt-A	349	53,716,306.88	11.86	8.806	351	82.35	673

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

IO Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	2,893	$414,001,014.98	91.37%	9.401%	354	81.15%	596
60	154	35,985,574.10	7.94	8.542	359	82.90	652
120	19	3,107,714.95	0.69	8.791	360	74.86	650

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

MI Company	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
MGIC	1,567	$260,706,461.46	57.54%	9.226%	358	84.39%	611
NO MI	1,499	192,387,842.57	42.46	9.467	351	76.98	586

Total	3,066	$453,094,304.03	100.00%	9.328%	355	81.24%	600

32

NovaStar Mortgage Loan Funding Trust, Series 2006-5

Group 2 Initial Mortgage Loans

		Minimum	Maximum
Scheduled Principal Balance	$295,512,320	$14,600	$1,500,000
Average Scheduled Principal Balance	$202,406
Number of Mortgage Loans	1,460
Weighted Average Gross Coupon	9.417%	5.990%	13.700%
Weighted Average FICO Score	640	421	811
Weighted Average Combined Original LTV	85.71%	39.02%	100.00%
Weighted Average Original Term	344 months	180 months	360 months
Weighted Average Stated Remaining Term	343 months	107 months	360 months
Weighted Average Seasoning	1 month	0 months	80 months
Weighted Average Gross Margin	5.650%	4.250%	7.990%
Weighted Average Minimum Interest Rate	9.207%	5.800%	13.700%
Weighted Average Maximum Interest Rate	16.207%	12.850%	20.700%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	24 months	1 month	60 months
Maturity Date		Aug. 1, 2015	Sep. 1, 2036
Maximum Zip Code Concentration	0.54%	34786
ARM	86.05%
Fixed Rate Loan	13.95%
2/28 6 MO LIBOR IO	17.04%
2/28 6 Mo LIBOR ARM	47.61%
2/28 6 Month LIBOR ARM 40/30 Balloon	20.17%
3/27 6 MO LIBOR IO	0.08%
3/27 6 Mo LIBOR ARM	0.51%
3/27 6 Month LIBOR ARM 40/30 Balloon	0.18%
5/25 6 MO LIBOR	0.04%
5/25 6 MO LIBOR IO	0.04%
5/25 6 Month LIBOR ARM 40/30 Balloon	0.39%
Fixed Rate	5.01%
Fixed Rate Balloon 30/15	7.98%
Fixed Rate Balloon 40/30	0.67%
Fixed Rate IO	0.29%
Interest Only	17.44%
Not Interest Only	82.56%
Prepay Penalty: 0 months	40.49%
Prepay Penalty: 12 months	0.22%
Prepay Penalty: 24 months	36.29%
Prepay Penalty: 36 months	22.79%
Prepay Penalty: 60 months	0.22%
First Lien	91.02%
Second Lien	8.98%
Full Documentation	33.33%
Limited Documentation	0.16%
No Documentation	10.66%
Stated Income	55.85%
Cash Out Refinance	22.85%
Purchase	76.38%
Rate/Term Refinance	0.77%
Condo	9.04%
Manufactured Housing	0.05%
Multi-Unit	4.01%
PUD	21.71%
Single Family Residence	65.19%
Investment (Non-Owner Occupied)	0.94%
Primary	96.55%
Secondary Home	2.52%
Top 5 States:
Florida	25.54%
California	16.00%
Maryland	6.91%
New York	5.03%
Texas	5.01%
Top 5 Zips:
34786	0.54%
11221	0.53%
29401	0.51%
91910	0.50%
20744	0.50%
Top 5 Cities:
MIAMI	4.78%
ORLANDO	1.66%
LAS VEGAS	1.38%
BROOKLYN	1.20%
LOS ANGELES	1.16%

33

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 50,000.00	255	$8,983,547.73	3.04%	11.511%	186	99.40%	640
50,000.01 - 100,000.00	276	19,640,406.62	6.65	10.840	243	93.93	641
100,000.01 - 150,000.00	250	31,270,651.02	10.58	9.802	338	87.49	614
150,000.01 - 200,000.00	177	31,032,567.38	10.50	9.334	354	86.05	637
200,000.01 - 250,000.00	148	33,355,229.68	11.29	9.005	354	83.54	643
250,000.01 - 300,000.00	62	17,035,610.16	5.76	8.998	360	84.28	666
300,000.01 - 350,000.00	47	15,349,743.04	5.19	8.867	359	84.32	648
350,000.01 - 400,000.00	40	14,869,074.71	5.03	9.020	359	84.93	629
400,000.01 - 450,000.00	53	22,668,398.14	7.67	9.158	359	84.64	648
450,000.01 - 500,000.00	40	18,885,702.38	6.39	9.347	360	84.66	629
500,000.01 - 550,000.00	26	13,628,055.75	4.61	9.148	359	84.71	643
550,000.01 - 600,000.00	21	12,090,961.90	4.09	9.441	351	85.40	625
600,000.01 - 650,000.00	6	3,702,545.25	1.25	9.161	359	89.06	632
650,000.01 - 700,000.00	9	6,022,629.01	2.04	9.264	359	86.93	627
700,000.01 - 750,000.00	5	3,601,778.17	1.22	9.115	360	79.87	660
750,000.01 - 800,000.00	7	5,391,708.74	1.82	9.774	359	86.45	635
800,000.01 - 850,000.00	7	5,749,289.15	1.95	9.257	359	80.64	631
850,000.01 - 900,000.00	8	7,019,084.63	2.38	9.380	359	83.67	634
900,000.01 - 950,000.00	3	2,809,597.72	0.95	10.336	359	98.31	700
950,000.01 - 1,000,000.00	3	2,997,114.52	1.01	8.477	359	75.14	698
1,000,000.01+	17	19,408,624.28	6.57	9.007	360	79.44	657

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.500 - 5.999	1	$124,943.66	0.04%	5.990%	348	52.27%	491
6.000 - 6.499	2	143,687.98	0.05	6.000	336	77.03	543
6.500 - 6.999	7	1,956,367.34	0.66	6.843	358	80.54	637
7.000 - 7.499	17	5,261,990.53	1.78	7.297	358	81.95	668
7.500 - 7.999	99	27,662,763.80	9.36	7.846	359	79.73	657
8.000 - 8.499	148	40,442,850.58	13.69	8.268	359	79.57	660
8.500 - 8.999	239	68,255,555.70	23.10	8.762	359	81.59	651
9.000 - 9.499	94	21,336,822.25	7.22	9.241	356	84.36	633
9.500 - 9.999	196	46,681,353.32	15.80	9.748	349	87.86	621
10.000 -10.499	98	23,400,108.88	7.92	10.245	347	90.76	625
10.500 -10.999	134	23,110,165.86	7.82	10.723	339	92.89	626
11.000 -11.499	89	10,951,773.43	3.71	11.242	308	93.47	616
11.500 -11.999	159	13,739,628.14	4.65	11.763	259	96.14	626
12.000 -12.499	91	6,988,442.58	2.36	12.230	226	97.89	637
12.500 -12.999	78	4,638,466.21	1.57	12.744	222	97.18	639
13.000 -13.499	7	767,409.47	0.26	13.245	290	96.94	605
13.500 -13.999	1	49,990.25	0.02	13.700	359	94.34	531

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

34

FICO	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
400-499	22	$3,839,908.78	1.30%	9.191%	351	79.97%	483
500-524	51	8,800,983.32	2.98	9.990	348	81.95	514
525-549	84	15,449,495.03	5.23	9.857	354	80.44	538
550-574	140	24,698,823.07	8.36	9.889	345	84.55	563
575-599	158	30,779,735.69	10.42	9.796	344	85.20	587
600-624	155	34,674,914.48	11.73	9.499	349	85.80	612
625-649	239	47,600,333.02	16.11	9.342	343	87.18	638
650-674	197	47,693,963.87	16.14	9.127	341	85.48	662
675-699	132	23,433,559.11	7.93	9.014	336	86.67	687
700+	282	58,540,603.61	19.81	9.240	337	87.37	737

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

Original LTV (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	5	$1,933,435.47	0.65%	9.339%	354	47.09%	602
50.00- 54.99	3	1,412,715.10	0.48	8.248	358	53.21	521
55.00- 59.99	4	972,100.00	0.33	8.751	360	56.68	637
60.00- 64.99	5	3,905,047.65	1.32	8.663	359	63.65	595
65.00- 69.99	11	5,060,769.90	1.71	9.243	360	66.78	585
70.00- 74.99	21	9,426,783.84	3.19	8.842	348	72.66	600
75.00- 79.99	26	12,832,839.04	4.34	8.736	360	77.26	639
80.00	493	113,969,283.90	38.57	8.695	359	80.00	654
80.01- 84.99	10	5,309,461.23	1.80	8.669	358	83.45	626
85.00- 89.99	47	16,933,757.87	5.73	9.091	357	86.35	609
90.00- 94.99	160	39,865,892.93	13.49	9.756	357	90.22	611
95.00- 99.99	126	33,578,407.94	11.36	9.980	355	95.13	638
100.00	549	50,311,825.11	17.03	11.002	270	100.00	666

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
180	471	$27,059,935.08	9.16%	11.516%	179	98.97%	659
360	989	268,452,384.90	90.84	9.205	359	84.38	638

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

Stated Remaining Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
61-120	1	$91,579.67	0.03%	9.750%	107	85.04%	554
121-180	470	26,968,355.41	9.13	11.522	179	99.02	659
241-300	8	634,403.84	0.21	10.183	287	84.99	562
301-360	981	267,817,981.06	90.63	9.203	359	84.37	638

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

35

FRM/ARM	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	932	$254,284,736.07	86.05%	9.208%	359	84.53%	639
Fixed Rate Loan	528	41,227,583.91	13.95	10.707	240	92.98	648

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

Interest Only	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	137	$51,544,281.48	17.44%	8.599%	359	81.26%	660
Not Interest Only	1,323	243,968,038.50	82.56	9.590	339	86.65	636

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	597	$119,653,732.03	40.49%	9.610%	338	86.76%	655
12	2	636,309.18	0.22	8.473	340	68.56	545
24	560	107,229,432.50	36.29	9.356	346	84.93	630
36	295	67,355,111.14	22.79	9.188	346	85.29	630
60	6	637,735.13	0.22	8.510	276	82.57	593

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

Lien	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	985	$268,977,854.24	91.02%	9.205%	359	84.33%	638
Second Lien	475	26,534,465.74	8.98	11.569	181	99.75	660

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

Documentation Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	629	$98,498,156.58	33.33%	9.434%	343	86.60%	598
Limited Documentation	1	477,800.00	0.16	10.650	360	94.99	615
No Documentation	143	31,488,719.42	10.66	9.453	343	88.22	723
Stated Income	687	165,047,643.98	55.85	9.396	343	84.68	649

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

Loan Purpose	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	131	$67,511,819.65	22.85%	9.130%	354	80.60%	621
Purchase	1,323	225,724,811.62	76.38	9.515	339	87.30	645
Rate/Term Refinance	6	2,275,688.71	0.77	8.165	344	79.70	680

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

36

Property Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condo	139	$26,709,335.90	9.04%	9.420%	337	87.41%	656
Manufactured Housing	2	138,141.36	0.05	10.382	169	83.34	556
Multi-Unit	40	11,860,415.77	4.01	9.731	349	91.90	685
PUD	315	64,155,411.99	21.71	9.412	340	86.08	642
Single Family Residence	964	192,649,014.96	65.19	9.398	344	84.98	634

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

Occupancy Status	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	7	$2,767,289.93	0.94%	9.513%	320	84.76%	662
Primary	1,430	285,309,483.20	96.55	9.407	343	85.70	638
Secondary Home	23	7,435,546.85	2.52	9.751	337	86.39	693

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

37

State	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	17	$3,893,946.17	1.32%	10.873%	354	92.49%	613
Arizona	42	9,177,141.88	3.11	9.204	339	82.88	664
Arkansas	14	1,343,976.76	0.45	9.786	336	88.51	586
California	150	47,276,186.70	16.00	9.020	343	84.40	644
Colorado	10	2,005,354.84	0.68	9.285	346	86.61	610
Connecticut	13	2,715,278.22	0.92	10.010	338	89.94	636
Delaware	3	785,864.16	0.27	9.512	326	87.02	706
District of Columbia	6	2,257,000.00	0.76	9.957	344	91.17	730
Florida	383	75,477,759.42	25.54	9.385	341	85.52	644
Georgia	43	7,158,400.15	2.42	9.592	335	84.09	674
Idaho	5	482,300.00	0.16	9.490	334	85.62	582
Illinois	10	1,636,022.43	0.55	9.654	349	90.82	627
Indiana	17	1,817,072.82	0.61	9.742	338	87.10	594
Iowa	2	212,500.00	0.07	10.163	360	100.00	537
Kansas	9	1,205,912.84	0.41	10.131	347	94.09	635
Kentucky	4	430,300.00	0.15	9.398	349	92.15	619
Louisiana	20	2,281,498.45	0.77	9.820	345	87.46	599
Maine	2	100,345.82	0.03	11.212	176	100.00	674
Maryland	83	20,433,632.25	6.91	8.914	340	83.21	648
Massachusetts	9	2,162,011.34	0.73	10.463	354	83.10	615
Michigan	39	7,306,113.80	2.47	9.920	353	88.76	637
Minnesota	18	5,145,809.21	1.74	9.184	323	84.12	664
Mississippi	7	703,521.74	0.24	9.348	343	86.01	640
Missouri	20	3,900,308.14	1.32	9.254	354	79.65	643
Montana	2	1,070,900.84	0.36	9.380	359	95.00	639
Nevada	25	5,275,653.33	1.79	9.053	332	83.51	646
New Hampshire	4	1,168,333.83	0.40	9.180	353	91.66	655
New Jersey	28	7,368,796.58	2.49	9.663	349	89.58	637
New York	41	14,875,876.15	5.03	9.466	353	84.90	640
North Carolina	59	8,081,652.30	2.73	9.934	343	86.14	615
North Dakota	1	130,410.00	0.04	10.550	360	90.00	541
Ohio	35	4,457,237.39	1.51	9.755	342	83.90	601
Oklahoma	2	214,000.00	0.07	11.506	360	97.56	598
Oregon	1	445,199.30	0.15	8.850	357	90.00	572
Pennsylvania	39	4,800,715.85	1.62	9.967	356	89.81	621
Rhode Island	4	681,000.00	0.23	10.585	322	93.14	714
South Carolina	50	7,631,196.44	2.58	9.397	346	84.76	608
South Dakota	1	148,000.00	0.05	8.650	360	80.00	543
Tennessee	38	3,928,137.90	1.33	9.810	332	87.13	602
Texas	109	14,814,960.00	5.01	9.726	342	86.32	605
Utah	25	5,553,312.73	1.88	9.450	337	87.85	687
Vermont	1	182,000.00	0.06	10.400	360	100.00	584
Virginia	47	10,805,009.75	3.66	9.425	342	85.86	653
Washington	14	2,839,890.00	0.96	9.202	340	90.04	643
West Virginia	2	128,980.45	0.04	11.894	359	100.00	626
Wisconsin	4	827,800.00	0.28	9.987	353	95.59	615
Wyoming	2	175,000.00	0.06	8.638	324	84.00	558

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

38

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
4.000 - 4.499	19	$5,337,589.90	2.10%	7.886%	360	76.69%	726
4.500 - 4.999	160	48,013,068.36	18.88	8.286	360	79.04	680
5.000 - 5.499	180	48,602,202.49	19.11	8.571	359	80.49	660
5.500 - 5.999	256	70,240,805.28	27.62	9.139	359	85.83	633
6.000 - 6.499	202	52,885,203.95	20.80	10.026	359	89.66	610
6.500 - 6.999	75	20,912,122.64	8.22	10.647	360	90.29	589
7.000 - 7.499	35	6,700,088.82	2.63	11.259	359	87.86	568
7.500 - 7.999	5	1,593,654.63	0.63	9.201	357	82.94	602

Total	932	$254,284,736.07	100.00%	9.208%	359	84.53%	639

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.500 - 5.999	1	$56,900.86	0.02%	6.000%	341	72.50%	673
6.500 - 6.999	7	1,956,367.34	0.77	6.843	358	80.54	637
7.000 - 7.499	17	5,261,990.53	2.07	7.297	358	81.95	668
7.500 - 7.999	93	25,032,456.30	9.84	7.847	359	79.80	655
8.000 - 8.499	138	38,357,499.02	15.08	8.270	360	79.52	660
8.500 - 8.999	226	65,911,322.79	25.92	8.763	359	81.55	651
9.000 - 9.499	84	19,735,006.88	7.76	9.247	359	84.63	638
9.500 - 9.999	142	41,142,969.33	16.18	9.744	360	88.35	622
10.000 -10.499	71	21,896,896.66	8.61	10.249	359	90.09	622
10.500 -10.999	73	18,121,761.82	7.13	10.708	360	91.90	621
11.000 -11.499	31	7,541,730.60	2.97	11.258	360	91.09	595
11.500 -11.999	36	5,954,670.18	2.34	11.691	357	91.86	578
12.000 -12.499	5	1,792,079.00	0.70	12.221	359	91.94	596
12.500 -12.999	6	1,003,345.04	0.39	12.703	360	88.16	558
13.000 -13.499	1	469,749.47	0.18	13.400	359	95.00	587
13.500 -13.999	1	49,990.25	0.02	13.700	359	94.34	531

Total	932	$254,284,736.07	100.00%	9.208%	359	84.53%	639

39

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
12.500 -12.999	1	$361,183.79	0.14%	6.850%	348	82.95%	448
13.500 -13.999	6	1,595,183.55	0.63	6.841	360	80.00	680
14.000 -14.499	17	5,261,990.53	2.07	7.297	358	81.95	668
14.500 -14.999	93	25,032,456.30	9.84	7.847	359	79.80	655
15.000 -15.499	138	38,357,499.02	15.08	8.270	360	79.52	660
15.500 -15.999	226	65,893,036.53	25.91	8.761	360	81.54	652
16.000 -16.499	84	19,735,006.88	7.76	9.247	359	84.63	638
16.500 -16.999	142	41,142,969.33	16.18	9.744	360	88.35	622
17.000 -17.499	71	21,896,896.66	8.61	10.249	359	90.09	622
17.500 -17.999	73	18,121,761.82	7.13	10.708	360	91.90	621
18.000 -18.499	32	7,616,917.72	3.00	11.231	359	91.03	594
18.500 -18.999	36	5,954,670.18	2.34	11.691	357	91.86	578
19.000 -19.499	5	1,792,079.00	0.70	12.221	359	91.94	596
19.500 -19.999	6	1,003,345.04	0.39	12.703	360	88.16	558
20.000 -20.499	1	469,749.47	0.18	13.400	359	95.00	587
20.500 -20.999	1	49,990.25	0.02	13.700	359	94.34	531

Total	932	$254,284,736.07	100.00%	9.208%	359	84.53%	639

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3.000	932	$254,284,736.07	100.00%	9.208%	359	84.53%	639

Total	932	$254,284,736.07	100.00%	9.208%	359	84.53%	639

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	932	$254,284,736.07	100.00%	9.208%	359	84.53%	639

Total	932	$254,284,736.07	100.00%	9.208%	359	84.53%	639

40

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/01/06	1	$64,166.49	0.03%	11.000%	289	87.89%	651
11/01/06	2	219,420.99	0.09	11.067	290	85.45	565
12/01/06	3	189,416.58	0.07	10.051	311	87.18	530
01/01/07	2	121,748.81	0.05	9.695	288	83.09	516
02/01/07	1	56,900.86	0.02	6.000	341	72.50	673
08/01/07	4	783,207.89	0.31	7.477	347	88.47	536
09/01/07	4	645,720.90	0.25	7.815	348	83.13	496
12/01/07	1	171,005.16	0.07	8.400	351	80.00	524
01/01/08	2	303,362.09	0.12	7.996	352	80.00	607
02/01/08	1	479,700.00	0.19	7.950	353	95.94	647
03/01/08	2	617,669.03	0.24	8.585	354	80.00	704
04/01/08	7	1,595,722.04	0.63	9.054	355	82.33	616
05/01/08	3	1,064,288.99	0.42	9.113	356	90.23	672
06/01/08	19	7,273,952.22	2.86	9.376	357	87.07	617
07/01/08	20	7,101,818.79	2.79	9.134	358	83.37	636
08/01/08	168	54,613,480.85	21.48	9.262	359	83.94	633
09/01/08	680	174,888,151.80	68.78	9.222	360	84.83	643
09/02/08	1	562,500.00	0.22	9.950	360	90.00	578
08/01/09	1	323,828.58	0.13	7.800	359	80.00	668
09/01/09	7	1,831,564.00	0.72	8.322	360	75.10	633
09/01/11	3	1,377,110.00	0.54	8.548	360	71.36	612

Total	932	$254,284,736.07	100.00%	9.208%	359	84.53%	639

Grade	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
M1	855	$158,807,155.36	53.74%	9.439%	343	85.80%	623
M2	120	41,133,550.68	13.92	9.874	359	85.12	596
M3	8	1,351,427.17	0.46	9.784	350	73.23	552
M4	3	1,405,338.70	0.48	10.099	360	64.49	553
Alt-A	461	91,475,917.52	30.96	9.152	336	86.34	692
AA	4	313,173.76	0.11	9.888	236	82.67	563
A+	1	207,828.97	0.07	7.900	316	80.00	676
A	2	253,461.08	0.09	9.769	285	87.36	534
A-	2	158,844.93	0.05	11.209	303	89.15	619
B	2	281,066.62	0.10	10.012	303	88.10	607
FICO Enhanced	1	41,694.67	0.01	11.500	285	90.00	545
N.S. FICO	1	82,860.52	0.03	9.700	324	90.00	636

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

IO Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	1,323	$243,968,038.50	82.56%	9.590%	339	86.65%	636
60	134	50,578,681.48	17.12	8.596	359	81.30	659
120	3	965,600.00	0.33	8.738	360	79.35	738

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

41

MI Company	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
MGIC	630	$154,524,940.15	52.29%	9.267%	360	85.83%	636
NO MI	821	140,261,396.32	47.46	9.578	324	85.59	644
PMI	9	725,983.51	0.25	10.129	264	84.99	561

Total	1,460	$295,512,319.98	100.00%	9.417%	343	85.71%	640

42

NovaStar Home Equity Loan Asset-Backed Certificates,

Series 2006-5

$630,619,000 (Approximate)

NovaStar Mortgage Funding Corporation

Depositor

NovaStar Mortgage, Inc.

Sponsor and Servicer

Co-Lead Underwriters

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters’ obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

1

Breakeven Losses

Class	M-1	M-2	M-3	M-4	M-5
Rating (S/M)	AA+/Aa1	AA/Aa2	AA/Aa3	AA-/A1	A+/A2
Loss Severity	15%	15%	15%	15%	15%
Default	98.76 CDR	68.84 CDR	53.96 CDR	44.46 CDR	36.42 CDR
Collateral Loss	14.65%	12.65%	11.32%	10.25%	9.17%
Loss Severity	25%	25%	25%	25%	25%
Default	42.93 CDR	32.22 CDR	26.88 CDR	23.12 CDR	19.68 CDR
Collateral Loss	16.77%	14.20%	12.66%	11.44%	10.21%
Loss Severity	35%	35%	35%	35%	35%
Default	26.74 CDR	20.93 CDR	17.84 CDR	15.58 CDR	13.46 CDR
Collateral Loss	17.66%	14.94%	13.31%	12.02%	10.73%

Class	M-6	M-7	M-8	M-9
Rating (S/M/F)	A/A3	A-/Baa1	BBB+/Baa2	BBB/Baa3
Loss Severity	15%	15%	15%	15%
Default	30.86 CDR	27.05 CDR	24.09 CDR	19.75 CDR
Collateral Loss	8.30%	7.63%	7.06%	6.14%
Loss Severity	25%	25%	25%	25%
Default	17.14 CDR	15.31 CDR	13.82 CDR	11.54 CDR
Collateral Loss	9.23%	8.47%	7.83%	6.78%
Loss Severity	35%	35%	35%	35%
Default	11.84 CDR	10.66 CDR	9.68 CDR	8.14 CDR
Collateral Loss	9.69%	8.89%	8.21%	7.09%

Assumptions:

1)	Run at the Pricing Speed to Maturity

2)	Forward LIBOR

3)	Triggers are failing after the Crossover Date

4)	12 month liquidation lag

5)	“Break” is the CDR that creates the first dollar of principal loss on the related bond

6)	Defaults are in addition to prepayments

2

Weighted Average Life Tables

Class A-2A To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	1.51	1.20	1.00	0.87	0.78
MDUR (yr)	1.41	1.13	0.95	0.83	0.75
First Prin Pay	1	1	1	1	1
Last Prin Pay	29	24	20	17	15

Class A-2ATo Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	1.51	1.20	1.00	0.87	0.78
MDUR (yr)	1.41	1.13	0.95	0.83	0.75
First Prin Pay	1	1	1	1	1
Last Prin Pay	29	24	20	17	15

Class A-2B To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	3.55	2.42	2.00	1.76	1.55
MDUR (yr)	3.13	2.20	1.85	1.63	1.45
First Prin Pay	29	24	20	17	15
Last Prin Pay	62	41	28	25	23

Class A-2B To Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	3.55	2.42	2.00	1.76	1.55
MDUR (yr)	3.13	2.20	1.85	1.63	1.45
First Prin Pay	29	24	20	17	15
Last Prin Pay	62	41	28	25	23

Class A-2C To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.10	5.31	3.45	2.28	2.03
MDUR (yr)	6.29	4.45	3.03	2.09	1.87
First Prin Pay	62	41	28	25	23
Last Prin Pay	152	100	72	32	26

Class A-2C To Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.10	5.31	3.45	2.28	2.03
MDUR (yr)	6.29	4.45	3.03	2.09	1.87
First Prin Pay	62	41	28	25	23
Last Prin Pay	152	100	72	32	26

3

Weighted Average Life Tables

Class A-2D To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	12.66	8.33	6.07	3.39	2.26
MDUR (yr)	8.81	6.47	5.01	2.99	2.07
First Prin Pay	152	100	72	32	26
Last Prin Pay	152	100	73	55	28

Class A-2D To Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	16.56	11.39	8.36	4.53	2.26
MDUR (yr)	10.38	8.11	6.43	3.76	2.07
First Prin Pay	152	100	72	32	26
Last Prin Pay	298	208	163	125	28

Class M-1 To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	5.70	3.82	3.64	4.13	3.27
MDUR (yr)	4.73	3.34	3.20	3.59	2.90
First Prin Pay	49	37	40	44	29
Last Prin Pay	93	61	47	55	41

Class M-1 To Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	5.70	3.82	3.64	4.13	3.51
MDUR (yr)	4.73	3.34	3.20	3.59	3.10
First Prin Pay	49	37	40	44	29
Last Prin Pay	93	61	47	56	51

Class M-2 To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.93	6.53	4.76	4.58	3.41
MDUR (yr)	7.35	5.29	4.05	3.92	3.02
First Prin Pay	93	61	47	55	41
Last Prin Pay	152	100	73	55	41

Class M-2 To Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.93	6.53	4.76	5.10	4.91
MDUR (yr)	7.35	5.30	4.05	4.31	4.16
First Prin Pay	93	61	47	56	51
Last Prin Pay	155	103	74	68	70

4

Weighted Average Life Tables

Class M-3 To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	12.66	8.33	6.08	4.58	3.41
MDUR (yr)	8.76	6.44	4.99	3.92	3.01
First Prin Pay	152	100	73	55	41
Last Prin Pay	152	100	73	55	41

Class M-3 To Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	16.65	11.38	8.29	6.69	6.83
MDUR (yr)	10.36	8.08	6.38	5.39	5.48
First Prin Pay	155	103	74	68	70
Last Prin Pay	269	187	139	107	103

Class M-4 To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.35	5.51	4.30	3.86	3.19
MDUR (yr)	6.29	4.52	3.68	3.37	2.84
First Prin Pay	49	37	40	43	37
Last Prin Pay	152	100	73	55	41

Class M-4 To Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	9.00	6.01	4.66	4.14	3.42
MDUR (yr)	6.56	4.79	3.91	3.57	3.01
First Prin Pay	49	37	40	43	37
Last Prin Pay	224	155	113	86	67

Class M-5 To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.35	5.51	4.27	3.78	3.06
MDUR (yr)	6.28	4.51	3.65	3.29	2.73
First Prin Pay	49	37	39	41	35
Last Prin Pay	152	100	73	55	41

Class M-5 To Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.94	5.97	4.59	4.03	3.27
MDUR (yr)	6.52	4.76	3.86	3.47	2.89
First Prin Pay	49	37	39	41	35
Last Prin Pay	214	148	108	82	63

5

Weighted Average Life Tables

Class M-6 To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.35	5.51	4.26	3.71	2.98
MDUR (yr)	6.26	4.50	3.63	3.24	2.66
First Prin Pay	49	37	38	40	34
Last Prin Pay	152	100	73	55	41

Class M-6 To Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.85	5.91	4.54	3.93	3.16
MDUR (yr)	6.48	4.73	3.82	3.39	2.80
First Prin Pay	49	37	38	40	34
Last Prin Pay	202	139	101	77	59

Class M-7 To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.35	5.51	4.23	3.67	2.91
MDUR (yr)	6.16	4.45	3.58	3.18	2.59
First Prin Pay	49	37	38	39	33
Last Prin Pay	152	100	73	55	41

Class M-7 To Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.76	5.84	4.46	3.85	3.06
MDUR (yr)	6.33	4.63	3.73	3.31	2.70
First Prin Pay	49	37	38	39	33
Last Prin Pay	189	130	94	72	55

Class M-8 To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.35	5.51	4.23	3.62	2.87
MDUR (yr)	6.12	4.43	3.57	3.13	2.55
First Prin Pay	49	37	38	39	32
Last Prin Pay	152	100	73	55	41

Class M-8 To Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.69	5.77	4.41	3.76	2.99
MDUR (yr)	6.26	4.57	3.68	3.23	2.63
First Prin Pay	49	37	38	39	32
Last Prin Pay	181	122	89	67	51

6

Weighted Average Life Tables

Class M-9 To Call

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.35	5.51	4.22	3.59	2.83
MDUR (yr)	5.85	4.29	3.47	3.04	2.47
First Prin Pay	49	37	37	38	31
Last Prin Pay	152	100	73	55	41

Class M-9 To Maturity

	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.50	5.63	4.29	3.65	2.88
MDUR (yr)	5.90	4.34	3.51	3.08	2.50
First Prin Pay	49	37	37	38	31
Last Prin Pay	172	115	83	63	48

7

Effective Available Funds Cap Rate Schedule(1)(2)

To 10% Optional Termination at the Pricing Assumptions.

The Effective Available Funds Cap Rate shown below are for are for illustrative purposes only.

The Class A-1A Certificates will be subject to a hard cap of 10.00%.

The Class A-2B, Class A-2C, Class A-2D and Subordinate Certificates will be subject to a hard cap of 11.00%.

The Class A-2A Certificates will not be subject to a hard cap and will follow the schedule below.

Period	Effective AFC Rate (%)	Period	Effective AFC Rate (%)	Period	Effective AFC Rate (%)
1	N/A	31	14.64	61	12.63
2	14.73	32	15.43	62	12.21
3	15.01	33	14.64	63	12.60
4	14.80	34	15.12	64	12.18
5	14.87	35	13.02	65	12.16
6	15.75	36	10.63	66	12.99
7	15.04	37	11.20	67	12.13
8	15.41	38	11.15	68	12.52
9	15.30	39	11.51	69	12.10
10	15.72	40	11.13	70	12.49
11	15.65	41	11.12	71	12.07
12	15.87	42	12.49	72	12.05
13	16.35	43	11.48	73	12.44
14	16.35	44	12.16
15	16.86	45	11.76
16	16.88	46	12.14
17	17.15	47	11.73
18	17.95	48	11.89
19	17.73	49	12.49
20	18.28	50	12.36
21	18.34	51	12.76
22	18.90	52	12.33
23	16.25	53	12.32
24	11.20	54	13.62
25	12.37	55	12.29
26	13.28	56	12.69
27	13.81	57	12.27
28	13.71	58	12.66
29	13.91	59	12.24
30	15.34	60	12.22

(1)	Derived assuming indices constant at 20.00% for 1-Month LIBOR and 6-Month LIBOR, using 100% PPC.

(2)	Includes cap floating rate payments received by the trust from the Hedge Providers.

8

Excess Spread Schedule- Forward LIBOR

To 10% Optional Termination at the Pricing Assumptions

Period	1 Month LIBOR (%)	6 Month LIBOR (%)	Excess Spread (%)	Period	1 Month LIBOR (%)	6 Month LIBOR (%)	Excess Spread (%)	Period	1 Month LIBOR (%)	6 Month LIBOR (%)	Excess Spread (%)
1	5.33000	5.46100	NA	31	5.05900	5.12800	3.42	61	5.27500	5.35100	3.77
2	5.36600	5.46500	2.03	32	5.06600	5.13400	3.60	62	5.28200	5.35600	3.60
3	5.43100	5.45700	2.16	33	5.07300	5.14100	3.41	63	5.28900	5.36200	3.78
4	5.42700	5.43100	1.98	34	5.07800	5.15000	3.57	64	5.29500	5.36600	3.60
5	5.43600	5.40000	1.97	35	5.08100	5.16200	3.42	65	5.30000	5.37000	3.60
6	5.40500	5.36300	2.55	36	5.08200	5.17500	3.48	66	5.30500	5.37300	3.96
7	5.35400	5.32700	2.04	37	5.09100	5.19100	3.67	67	5.30900	5.37500	3.61
8	5.31700	5.29700	2.25	38	5.11000	5.20700	3.55	68	5.31300	5.37700	3.80
9	5.28000	5.26800	2.10	39	5.12800	5.22100	3.74	69	5.31500	5.37900	3.62
10	5.24500	5.23900	2.31	40	5.14500	5.23300	3.55	70	5.31700	5.38000	3.80
11	5.21700	5.21100	2.16	41	5.16000	5.24400	3.54	71	5.31800	5.38200	3.63
12	5.19800	5.18400	2.17	42	5.17400	5.25100	4.09	72	5.31800	5.38400	3.64
13	5.17700	5.15500	2.36	43	5.18500	5.25600	3.55	73	5.31900	5.38700	3.83
14	5.14400	5.12600	2.21	44	5.19400	5.25900	3.74
15	5.11200	5.10000	2.41	45	5.20100	5.26200	3.56
16	5.08200	5.07800	2.26	46	5.20400	5.26500	3.74
17	5.05400	5.06000	2.28	47	5.20400	5.26900	3.56
18	5.02900	5.04700	2.65	48	5.20100	5.27500	3.57
19	5.00800	5.04100	2.31	49	5.20300	5.28200	3.76
20	4.99200	5.03900	2.49	50	5.21200	5.29000	3.58
21	4.98100	5.04300	2.32	51	5.22100	5.29800	3.75
22	4.97700	5.04900	2.49	52	5.22900	5.30500	3.57
23	4.97900	5.05800	2.35	53	5.23700	5.31100	3.56
24	4.98900	5.06900	2.73	54	5.24400	5.31600	4.11
25	5.00100	5.07900	3.22	55	5.25000	5.32100	3.57
26	5.01000	5.08900	3.56	56	5.25600	5.32500	3.76
27	5.02000	5.09800	3.70	57	5.26100	5.32900	3.57
28	5.03000	5.10700	3.49	58	5.26500	5.33400	3.76
29	5.04000	5.11500	3.45	59	5.26800	5.33900	3.57
30	5.05000	5.12200	3.97	60	5.27000	5.34500	3.58

9